As filed with the Securities and Exchange Commission on October 15, 2012

Registration No. 333-181597

 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 5

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

APT Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

7372

(Primary Standard Industrial Classification Code Number)

99-0370904

(IRS Employer Identification No.)

16904 76 Street, Edmonton, AB Canada T5Z 3Z9

(Address and telephone number of registrant’s principal executive offices)

Glenda Dowie, President

APT Systems, Inc. 16904 76 Street, Edmonton, AB Canada T5Z 3Z9 Telephone (780)270-6048

Delaware Corporate Agents, Inc.

4406 Tennyson Road

Wilmington, DE 19802

Telephone: 302-762-8637

(Name, address and telephone number of agent for service)

Copies of all communications to:

Bart and Associates LLC

Kenneth Bart, Esq.

1357 S. Quintero Way, Aurora CO 80017

Telephone 720-226-7511

Fax 303-745-1880

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer ☐	Accelerated Filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share (2)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration fee (1)

Common Stock, par value $0.001 to be sold by the selling Shareholders	1,140,000	$.20	$228,000	$26.13

Common Stock, par value $0.001 to be sold by the Company	1,000,000	$.20	$200,000	$22.92

Total	2,140,000	$.20	$428,000	$49.05

(1)	Registration Fee has been paid via Fedwire.
(2)	This is the initial offering and no current trading market exists for our common stock. The price paid for the currently issued and outstanding common stock held by the selling shareholders was valued at an average of $0.03 per share. The price paid for the currently issued and outstanding common stock held by Company directors was valued at an average of $0.002 per share.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

There is no current market for the securities. Although the registrant’s common stock has a par value of $0.001, the registrant has valued the common stock in good faith and for the purposes of the registration fee, based on $0.20 per share. In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

We are an “emerging growth company” as defined under the federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed.  The Company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this Prospectus is October 15, 2012

Prospectus

APT SYTEMS, INC.

2,140,000 Shares of Common Stock

$0.20 per share

No Minimum

This is the initial offering of Common Stock of APT Systems, Inc. (the “Company”) and no public market exists for the securities being offered. APT Systems, Inc. is offering for sale a total of 2,140,000 shares of its Common Stock, par value $0.001, on a "self-underwritten", best efforts basis meaning that the Company is not required to sell any specific number or dollar amount of securities but will use its best efforts to sell the securities offered. Of the shares being registered, 1,140,000 are being registered for sale by the selling shareholders, and 1,000,000 are being registered for sale by the Company. The offering is being conducted on a self-underwritten basis, which means its officers and directors will attempt to sell the shares being offered by the Company. They will not receive any commissions or proceeds from the offering for selling the shares on its behalf. All of the shares being registered for sale by the Company will be sold at a price per share of $0.20 for the duration of the offering. The selling shareholders will sell their shares at a price per share of $0.20 until the shares are quoted on the Over the Counter Bulletin Board (“OTCBB”) and thereafter at prevailing market prices or in privately negotiated transactions. To be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market in our common stock. While the Company plans to have its shares quoted on the OTCBB there is no assurance that its shares will be approved for quotation on the OTCBB or on any other quotation service or exchange.

The shares being offered for sale by the Company will be offered at a fixed price of $0.20 per share for a period not to exceed 180 days from the date of this prospectus, unless extended by our Board of Directors for an additional 90 days. There is no minimum number of shares required to be purchased. The Company has made no arrangements to place subscription funds in an escrow, trust or similar account which means that funds from the sale of the shares will be immediately available to the Company for use in its business plan. See "Use of Proceeds" and "Plan of Distribution".

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment. We have not authorized anyone to provide you with different information.

APT Systems, Inc. is a development stage, start-up company and currently has operations that can be considered “development stage”, which consist of the pursuit of the goals set forth in its business plan as well as the research and development of its product. Any investment in the shares offered herein involves a high degree of risk. One should purchase shares only if one can afford a complete loss of one’s investment.

Due to the fact that this offering is a best efforts offering, we may not receive any proceeds from this offering..

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION, BEGINNING ON PAGE 7.

Neither the U.S. Securities and Exchange Commission nor any state securities division has approved or disapproved these securities, or passed upon the accuracy or adequacy of the disclosures in the prospectus. Any representation to the contrary is a criminal offense.

2

3

APT SYSTEMS, INC.

SUMMARY OF PROSPECTUS

One should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to "we," "us," "our," the “Company”, “APT Systems” and “APT” refer to APT Systems, Inc.

General Information about Our Company

APT Systems, Inc. (“APT”) was incorporated in the State of Delaware on October 29, 2010. APT Systems, Inc. is a development stage company that, has not yet launched its proposed product, but has focused all of its efforts on the development of its product and intends to specialize in the creation of innovative stock trading platforms and visualization solutions for the financial markets for the hand held market.

This is a development stage company that has not generated any revenues as of the date of this prospectus. The start-up and development stage operations as of the date of this prospectus have consisted of the formation of the Company, development of its business plan, identification of our target market and research and development of its product. It has procured its domain name, (APTSYSTEMSINC.COM) and the website is currently under development. Per the business plan the Company anticipates sales to begin within 6 months of the completion of the financing supplied by this offering. Currently the President devotes approximately 100 hours per month to the business of the Company. The Company will require the funds from this offering in order to implement its business plan as discussed in the “Plan of Operation” section of this prospectus.

The administrative office of the Company is located at 16904 76 Street, Edmonton, AB Canada T5Z 3Z9. The premises are currently provided to us on a gratis basis by its President, Glenda Dowie. The Company plans to use these offices until it requires larger space. The company fiscal year end is January 31st. The Company has not been subject to any bankruptcy, receivership or similar proceeding.

The Offering

Following is a brief summary of this offering. Please see the “Plan of Distribution” section for a more detailed description of the terms of the offering.

Securities Being Offered
by the Company:	1,000,000 shares of common stock, par value $.001, on a best-efforts basis

Securities Being Offered
by the Selling Shareholders:	1,140,000 shares of common stock, par value $.001, on a best-efforts basis

Offering Price per Share:	$0.20

Offering Period:	The shares being sold by the Company are being offered for a period not to exceed 180 days, unless extended by the Board of Directors for an additional 90 days

Net Proceeds to Our Company:	$200,000, if all the shares are sold

Use of Proceeds:	The Company intends to use the proceeds to commence day to day business operations.
Number of Shares Outstanding
Before the Offering:	8,644,000

Number of Shares Outstanding
After the Offering:	9,644,000, if all the shares are sold

The Company officers, directors and control persons do not intend to purchase any shares in this offering.

4

Selected financial data

The following financial information summarizes the more complete historical financial information at the end of this prospectus. Total Expenses are composed of General and Administrative costs and Professional Fees.

As of July 31, 2012

Balance Sheet
Total Assets	$17,547
Total Liabilities	$22,877
Stockholder’s Equity(Deficit)	$(5,330)

Six Months Ended July 31, 2012

Statement of Operation
Revenue	$0
Total Expenses	$61,670
Net Loss	$(61,663)

As of January 31, 2012

Balance Sheet
Total Assets	$56,808
Total Liabilities	$475
Stockholder’s Equity	$56,333

Period from October 29, 2010 (date of
inception) to January 31, 2012

Statement of Operation
Revenue	$0
Total Expenses	$15,187
Net Loss	$(15,187)

5

RISK FACTORS

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. You should carefully consider the risk factors listed below, together with the information contained in this prospectus, any reports we file with the SEC and the documents referred to herein. Following are what is believed are all of the material risks involved if one decides to purchase shares in this offering.

RISKS ASSOCIATED WITH OUR COMPANY:

We are an “emerging growth company,” and the reduced disclosure requirements applicable to “emerging growth companies” could make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. For as long as we are an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding advisory “say-on-pay” votes on executive compensation and shareholder advisory votes on golden parachute compensation. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenues of $1 billion or more; (ii) April 30, 2018; (iii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; and (iv) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act. We will be deemed a large accelerated filer on the first day of the fiscal year after the market value of our common equity held by non-affiliates exceeds $700 million, measured on October 31.

We cannot predict if investors will find our common stock less attractive to the extent we rely on the exemptions available to emerging growth companies. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

A Company that elects to be treated as an emerging growth company shall continue to be deemed an emerging growth company until the earliest of (i) the last day of the fiscal year during which it had total annual gross revenues of $1,000,000,000 (as indexed for inflation), (ii) the last day of the fiscal year following the fifth anniversary of the date of the first sale of common stock under this registration statement; (iii) the date on which it has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or (iv) the date on which is deemed to be a ‘large accelerated filer’ as defined by the SEC, which would generally occur upon it attaining a public float of at least $700 million.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”.  Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; are not required to conduct say-on-pay and frequency votes until annual meetings occurring on or after January 21, 2013; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports.  Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

However, we are choosing to “opt out” of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

6

Because the Company auditors have issued a going concern opinion, there is a substantial uncertainty that it will continue operations in which case one could lose one’s investment.

The auditors have issued a going concern opinion because of the Company’s recurring losses, negative working capital, stockholder’s deficit and the absence of revenue-generating operations.  This means that there is substantial doubt that it can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about its ability to continue in business.  As such it may have to cease operations and you could lose your entire investment.

Each of the officers and directors of the Company, currently devote approximately 100 hours per month to Company matters. None of our officers and directors has any public company experience and they are involved in other business activities. The Company’s needs could exceed the amount of time or level of experience they may have. This could result in their inability to properly manage Company affairs, resulting in it remaining a start-up company with no revenues or profits, which could cause the loss of one’s entire investment.

The Company business plan does not provide for the hiring of any additional employees other than outlined in its Plan of Operations until sales will support the expense. Until that time the responsibility of developing the Company’s business, the offering and selling of the shares through this prospectus and fulfilling the reporting requirements of a public company all fall upon the three officers and directors. While their business experience includes management and marketing, particularly in the brokerage and software industry, they do not have experience in a public company setting, including serving as a principal accounting officer or principal financial officer. Further, they have no experience in complying with the various rules and regulations which are required of a public company, and as a result, they may not be able to operate successfully as a public company, even if the Company’s operations are successful. While each of the Company’s officers and directors will use their best judgments to resolve all potential conflicts, there is no formulated plan to resolve any possible conflict of interest with their other business activities, and we cannot guarantee that any potential conflicts can be avoided. In the event they are unable to fulfill any aspect of their duties to the Company it may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of its business.

Since it is a development stage company, that has generated no revenues and lacks an operating history, an investment in the shares offered herein is highly risky and could result in a complete loss of your investment if the company is unsuccessful in its business plans.

This Company was incorporated in October 2010; it has focused all of its efforts on the development of its product and it has generated no revenue. There is no operating history upon which an evaluation of its future prospects can be made. Based upon current plans, the Company expects to incur operating losses in future periods as it incurs significant expenses associated with the initial startup of its business. Further, there is no guarantee that it will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of its business or force the company to seek additional capital through loans or additional sales of its equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

The Company does not yet have any substantial assets and are totally dependent upon the proceeds of this offering to fund our business. If it does not sell the shares in this offering, the Company will have to seek alternative financing or raise additional capital to complete its business plans or abandon them. If the company is not able to raise additional capital and must abandon its business plans, you could lose your entire investment.

The only cash currently available is the cash paid by the founders for the acquisition of their shares and the funds from the Reg S private placements. In the event it does not sell all of the shares being offered by the Company, there can be no assurance that it would be able to raise the additional funding needed to implement its business plans. If it sells only a portion of the shares, the implementation of its business plan will be significantly delayed until we obtain other sources of funding. There are no plans in place to raise additional funds.

The company cannot predict when or if it will produce revenues which could result in a total loss of your investment if it is unsuccessful in its business plans.

The Company has not yet generated any revenues from operations. In order for it to continue with its plans and open the business, it must raise capital to do so through this offering. The timing of the completion of the milestones needed to launch its product and generate revenues is contingent on the success of this offering. There can be no assurance that it will generate revenues or that revenues will be sufficient to maintain its business. As a result, one could lose all of one’s investment if one decides to purchase shares in this offering and it is not successful in its proposed business plans.

7

Commencement and development of operations will depend on the acceptance of its proposed business. If the Company products are not deemed desirable and suitable for purchase and it cannot establish a customer base, it may not be able to generate any revenues, which would result in a failure of the business and a loss of any investment one makes in the shares.

The acceptance of the Company proprietary stock trading tools, platforms and visualization solutions for the financial markets is critically important to its success. The Company cannot be certain that the products that it will be offering will be appealing and as a result there may not be any demand for these products and its sales could be limited and it may never realize any revenues. In addition, there are no assurances that if it alters or changes the products it offers in the future that the demand for these new products will develop and this could adversely affect our business and any possible revenues.

If demand for the products the Company plans to offer slows, then its business would be materially affected, which could result in the loss of your entire investment.

Demand for products which it intends to sell depends on many factors, including:

•	the number of Smartphones purchased each year including iPhones, Androids and Blackberry devices shall continue to increase and be accessible for third party apps.

•	the developer licensing agreement with Apple Inc. and continues to remain in good standing with no substantial policy changes made by Apple to affect deliverability of app products.

•	the economy, and in periods of rapidly declining economic conditions, customers may defer smartphone upgrades and purchases or may disconnect active services for communication.

•	the competitive environment in the app sector that may force it to reduce prices below its desired pricing level or increase promotional spending.

•	the ability to anticipate changes in consumer preferences and to meet customers’ needs for trading products in a timely cost effective manner.

For the long term, demand for the products it plans to offer may be affected by:

•	the ability to establish, maintain and eventually grow market share in a competitive environment.

•	delivery of its information globally, geopolitical changes, changes in trading regulations, currency fluctuations, natural disasters, pandemics and other factors beyond our control may increase the cost of items it purchases, create communication issues or render product delivery difficult which could have a material adverse effect on its sales and profitability.

•	restrictions on access to North American stock markets and data.

All of these factors could result in immediate and longer term declines in the demand for the products it plans to offer, which could adversely affect its sales, cash flows and overall financial condition. An investor could lose his or her entire investment as a result.

The loss of the services of the current officers and directors could severely impact the Company business operations and future development, which could result in a loss of revenues and one’s ability to ever sell any shares one purchases in this offering.

The performance is substantially dependent upon the professional expertise of the current officers and board of directors. Each has extensive expertise in the financial, equities trading and software industries and the company is dependent on their abilities to develop its business. If they are unable to perform their duties, this could have an adverse effect on company business operations, financial condition and operating results if it is unable to replace them with other individuals qualified to develop and market its business. The loss of their services could result in a loss of revenues, which could result in a reduction of the value of any shares you purchase in this offering as well as the complete loss of your investment.

8

The brokerage software industry is highly competitive, which could negatively impact our ability to generate revenue and develop a customer base. If the Company cannot remain competitive in a way that allows it to generate the amount of revenue necessary to fund its operations, it could affect the Company’s business and result in the loss of your investment.

This Company expects to compete against a number of large well-established financial companies with greater name recognition, a more comprehensive offering of trading platforms, and with substantially larger resources than the Company’s; including financial and marketing. In addition to these well-established competitors there are some smaller companies that have developed and are marketing their financial products. There can be no assurance that it can compete successfully in this North American market. If it cannot successfully compete in this highly competitive app development business, it may never be able to generate revenues or become profitable. As a result, you may never be able to liquidate or sell any shares you purchase in this offering.

The Company may not be able to successfully implement its business strategy, which could adversely affect its business, financial condition, results of operations and cash flows. If the Company cannot successfully implement its business strategy, it could result in the loss of your investment.

Successful implementation of its business strategy depends on factors specific to stock trading platforms and the state of the financial industry and numerous other factors that may be beyond its control. Adverse changes in the following factors could undermine our business strategy and have a material adverse effect on its business, its financial condition, and results of operations and cash flow:

•	The competitive environment in the app sector that may force us to reduce prices below the optimal pricing level or increase promotional spending;
•	Its ability to anticipate changes in consumer preferences and to meet customers’ needs for trading products in a timely cost effective manner; and
•	Its ability to establish, maintain and eventually grow market share in a competitive environment.

There are no substantial barriers to entry into the industry and because the company does not currently have any copyright protection for the products it intends to sell, there is no guarantee someone else will not duplicate its ideas and bring them to market before it does, which could severely limit the Company proposed sales and revenues. If the Company cannot generate sales and revenues, it could result in the loss of your investment.

Since it has no copyright protection, unauthorized persons may attempt to copy aspects of its business, including its product design or functionality, services or marketing materials. Any encroachment upon the Company corporate information, including the unauthorized use of its brand name, the use of a similar name by a competing company or a lawsuit initiated against it for infringement upon another company's proprietary information or improper use of their copyright, may affect its ability to create brand name recognition, cause customer confusion and/or have a detrimental effect on its business. Litigation or proceedings before the U.S. or International Patent and Trademark Offices may be necessary in the future to enforce the company intellectual property rights, to protect its trade secrets and domain name and/or to determine the validity and scope of the proprietary rights of others. Any such infringement, litigation or adverse proceeding could result in substantial costs and diversion of resources and could seriously harm its business operations and/or results of operations. As a result, an investor could lose his or her entire investment.

As the Company intends to be conducting international business transactions, it will be exposed to local business risks in different countries, which could have a material adverse effect on its financial condition or results of operations, which could result in the loss of your investment.

The Company intends to promote and sell its products internationally by virtue of the global access to apps and the American stock exchanges, and we expect to have customers located in several countries. The Company international operations will be subject to risks inherent in doing business in foreign countries, including, but not necessarily limited to:

• new and different legal and regulatory requirements in local jurisdictions;

• potentially adverse tax consequences, including imposition or increase of taxes on transactions or withholding and other taxes on remittances and other payments by subsidiaries;

• risk of nationalization of private enterprises by foreign governments;

• legal restrictions on doing business in or with certain nations, certain parties and/or certain products; and

• local economic, political and social conditions, including the possibility of hyperinflationary conditions and political instability.

It may not be successful in developing and implementing policies and strategies to address the foregoing factors in a timely and effective manner in the locations where it will do business. Consequently, the occurrence of one or more of the foregoing factors could have a material adverse effect on its base operations and upon its financial condition and results of operations.

9

Since its services will be available over the Internet in foreign countries and the Company will have customers residing in foreign countries, foreign jurisdictions may require it to qualify to do business in their country. It will be required to comply with certain laws and regulations of each country in which it conducts business, including laws and regulations currently in place or which may be enacted related to Internet services available to the residents of each country from online sites located elsewhere.

The company operations in developing markets could expose it to political, economic and regulatory risks that are greater than those it may face in established markets. Further, its international operations may require it to comply with additional United States and international regulations. If the company fails to comply with the required domestic and international regulations or violates any such regulations, it may not be able to generate sales and revenue necessary to continue its business plans, which could result in the loss of your investment.

For example, it may be required to comply with the Foreign Corrupt Practices Act, or "FCPA," which prohibits companies or their agents and employees from providing anything of value to a foreign official or agent thereof for the purposes of influencing any act or decision of these individuals in their official capacity to help obtain or retain business, direct business to any person or corporate entity or obtain any unfair advantage. The Company may operate in some nations that have experienced significant levels of governmental corruption. Its employees, agents and contractors, including companies to which it outsources business operations, may take actions in violation of its policies and legal requirements. Such violations, even if prohibited by its policies and procedures, could have an adverse effect on its business and reputation. Any failure by the Company to ensure that its employees and agents comply with the FCPA and applicable laws and regulations in foreign jurisdictions could result in substantial civil and criminal penalties or restrictions on its ability to conduct business in certain foreign jurisdictions, and its results of operations and financial condition could be materially and adversely affected. Finally, any additional regulatory requirements put in place by the United States or any foreign country in which the Company operates may expose the company to additional liability, and require the Company to comply with complex and time consuming regulations.

In addition, the Company ability to attract and retain customers may be adversely affected if the reputations of the financial app industry, online brokers as a whole or if particular service providers knowingly relay faulty data. The perception of untrustworthiness within the stock trading industry or of financial apps could materially adversely affect its ability to attract and retain customers.

Failure of third-party systems or third-party service and software providers upon which we rely could adversely affect our business and result in the loss of your investment .

The Company will rely on certain third-party computer systems or third-party service and software providers, including data centers, technology platforms, back-office systems, Internet and wireless service providers and communications facilities. Any interruption in these third-party services, or deterioration in their performance or quality, could adversely affect our business. If its arrangement with any third party is terminated, it may not be able to find alternative systems or service providers on a timely basis or on commercially reasonable terms. This could have a material adverse effect on its business, financial condition, results of operations and cash flows.

The company hosts its platform and serves all of its customers from its network servers, which will be located at various data center facilities within Canada and the United States. Problems faced by the Company data center locations or with the telecommunications network providers with whom it may contract could adversely affect the experience of its customers. If its data centers are unable to keep up with its growing needs for capacity or close without adequate notice, this could have an adverse effect on the Company business. Any changes in third-party service levels at its data centers or any errors, defects, disruptions, or other performance problems with its services could harm the Company reputation and adversely affect the performance of its platform. Interruptions in its services might reduce its sales revenues, subject it to potential liability and thereby adversely affect its business, financial condition, results of operations and cash flows.

A Disruption in Online Service Would Cease or Suspend Service to our customers, which could negatively affect our business, customer base, sales, revenue, and could result in the loss of your investment

The Company cannot guarantee that its apps or trading tools will operate without interruption or error.  The Company is bound only by a best efforts obligation as regards the operation and continuity of service.  Although it is not to be liable for the alteration or fraudulent access to data and/or accidental transmission through viruses or other harmful conduct in connection with the use of its products and services, disruption of its online service would adversely affect its business, financial conditions, results of operations and cash flows.

10

RISKS ASSOCIATED WITH THIS OFFERING:

The Offering Price of the Company Shares is arbitrary, so there is no guarantee that the price at which you have purchased your shares will remain the same. A significant decrease in the price of our shares could result in the loss of your investment.

The offering price of the company shares has been determined arbitrarily by the Company and bears no relationship to the Company's assets, book value, potential earnings or any other recognized criteria of value.

The trading in the Company shares will be regulated by Securities and Exchange Commission Rule 15g-9 which established the definition of a “penny stock.” The effective result is that fewer purchasers are qualified by their brokers to purchase its shares, and therefore a less liquid market for the investors to sell their shares. Therefore, you may have a difficult time selling your shares, or you may not be able to sell your shares at all, which could result in the loss of your investment.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult or impossible for you to resell any shares you may purchase.

The Company is selling this offering without an underwriter and may be unable to sell any shares. Unless it is successful in selling a number of the shares, it may have to seek alternative financing to implement its business plans and you may suffer a dilution to, or lose, your entire investment.

This offering is self-underwritten, that is, it is not going to engage the services of an underwriter to sell the shares being offered by the Company; it is intended to sell them through its officers and directors, who will receive no commissions. They will offer the shares to friends, relatives, acquaintances and business associates. However, there is no guarantee that they will be able to sell any of the shares.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering, which could result in the loss of your investment.

There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the effectiveness of this Registration Statement to file an application to have our shares quoted on the OTC Electronic Bulletin Board (OTCBB), however, there is no guarantee that a trading market will ever develop. The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. The Company cannot guarantee that our application will be accepted or approved or that its stock will be quoted for sale. As of the date of this filing, there have been no discussions or understandings between APT Systems, Inc. or anyone acting on its behalf with any market maker regarding participation in a future trading market for its securities. If no market is ever developed for our common stock, it will be difficult or impossible for you to sell any shares you purchase in this offering. In such case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if the Company fails to have its common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

11

You will incur immediate and substantial dilution of the price you pay for your shares, which could affect the overall monetary value of your shares. If the value of your shares significantly decreases, you could lose your investment.

The Company’s existing stockholders acquired their shares at an average cost of $0.01 per share, a cost per share substantially less than that which you will pay for the shares you purchase in this offering (the price paid for the currently issued and outstanding common stock held by the selling shareholders was valued at an average of $0.03 per share, the price paid for the currently issued and outstanding common stock held by Company directors was valued at an average of $0.002 per share). Accordingly, any investment you make in these shares will result in the immediate and substantial dilution of the net tangible book value of those shares from the $0.20 you pay for them. Upon completion of the offering, the net tangible book value of your shares will be $0.027 per share, $0.173 less than what you paid for them.

There is no guarantee all of the funds raised by the sale of shares being offered by the Company will be used as outlined in this prospectus, which could result in the Company receiving no funds or an amount of funds that will be insufficient to engage in revenue-generating operations. If the Company cannot operate in a way that results in the generation of revenue, it may have to abandon its business plans, which could result in the loss of your investment.

The Company has committed to use the proceeds to the Company that are raised in this offering for the uses set forth in the “Use of Proceeds” section. However, certain factors beyond its control, such as increases in third party vendor costs, increases in the costs of the approval process for our future products to be used on handheld devices, increases in programming services and computer hardware as well as increases in United States and international regulatory fees for public companies, could result in the Company being forced to reduce the proceeds allocated for other uses in order to accommodate these unforeseen changes. The only feasible alternatives to these increases would be for the Company to find less expensive vendors, programmers and hardware providers, and there is no guarantee that less expensive alternatives would exist. In the event that certain contingencies arise that force the company to deviate from its current Use of Proceeds plan, the Company will reduce the “Salaries” portion of the Use of Proceeds and apply those amounts to resolve any contingencies that arise. The Company is willing to use all amounts that are currently reserved for Salaries to effectively handle any arising contingencies. If the Salaries amounts are not sufficient to handle the contingencies that arise, the Company will also use the amounts currently reserved for “Travel and Marketing” to handle such contingencies. The failure of the Company management to use these funds effectively could result in unfavorable returns. This could have a significant adverse effect on its financial condition and could cause the price of its common stock to decline. Further, because there is no minimum offering amount as part of this offering, we may not receive any funds, or the funds we receive may be insufficient to continue as a Company. If the funds we receive are insufficient to operate in a way that would result in revenue generation, we could go out of business and you could lose your entire investment.

The company officers and directors will continue to exercise significant control over our operations, which means as a minority stockholder, you would have no control over certain matters requiring stockholder approval that could affect your ability to ever resell any shares you purchase in this offering. If you are not able to resell any shares that you purchase in this offering, it may result in the loss of your investment.

After the completion of this offering, if the Company is able to sell all of the shares being offered, its executive officers and directors will own 56.1% of our common stock. They will have a significant influence in determining the outcome of all corporate transactions, including the election of directors, approval of significant corporate transactions, changes in control of the Company or other matters that could affect your ability to ever resell your shares. Their interests may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other stockholders.

We may never pay dividends to shareholders, which could reduce the monetary gain you may realize on your investment.

We have not declared or paid any cash dividends or distributions on our capital stock.  We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant.  There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.  If the Company does not pay dividends, the Company’s common stock may be less valuable because a return on an investor’s investment will only occur if the Company’s stock price appreciates.

12

Because our common stock is not registered under the exchange act, we will not be subject to the federal proxy rules and our directors, executive offices and 10% beneficial holders will not be subject to section 16 of the exchange act. in addition, our reporting obligations under section 15(d) of the exchange act may be suspended automatically if we have fewer than 300 shareholders of record on the first day of our fiscal year.

Our common stock is not registered under the Exchange Act, and we do not intend to register our common stock under the Exchange Act for the foreseeable future (provided that, we will register our common stock under the Exchange Act if we have, after the last day of our fiscal year, more than 500 shareholders of record, in accordance with Section 12(g) of the Exchange Act; as of March 28, 2012, we have less than 40 shareholders of record).   As long as our common stock is not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the SEC a proxy statement and form of proxy complying with the proxy rules.  In addition, so long as our common stock is not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding common stock will not be subject to Section 16 of the Exchange Act.  Section 16(a) of the Exchange Act requires executive officers and directors, and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common shares and other equity securities, on Forms 3, 4, and 5 respectively.  Such information about our directors, executive officers, and beneficial holders will only be available through periodic reports and any registration statements on Form S-1 we file.  Furthermore, so long as our common stock is not registered under the Exchange Act, our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record.  This suspension is automatic and does not require any filing with the SEC.  In such an event, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations.

Although we expect to apply for quotation on the OTC bulletin board (OTCBB), we may not be approved, and even if approved, we may not be approved for trading on the OTCBB; therefore shareholders may not have a market to sell their shares, either in the near term or in the long term, or both.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following this registration statement on Form S-1 being declared effective and apply to have the shares quoted on the Over-the-Counter Bulletin Board ("OTCBB"). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. If our application is rejected, our stock may then be traded on the "Pink Sheets," and the market for resale of our shares would decrease dramatically, if not be eliminated. As of the date of this filing, there have been no discussions or understandings between the Company and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

FORWARD LOOKING STATEMENTS

This Prospectus contains projections and statements relating to the Company that constitute “forward-looking statements.”  These forward-looking statements may be identified by the use of predictive, future-tense or forward-looking terminology, such as “intends,” “believes,” “anticipates,” “expects,” “estimates,” “may,” “will,” “might,” “outlook,” “could,” “would,” “pursue,” “target,” “project,” “plan,” “seek,” “should,” “assume,” or similar terms or the negatives thereof.  Such statements speak only as of the date of such statement, and the Company undertakes no ongoing obligation to update such statements.  These statements appear in a number of places in this Prospectus and include statements regarding the intent, belief or current expectations of the Company, and its respective directors, officers or advisors with respect to, among other things:

•	trends affecting the Company’s financial condition, results of operations or future prospects
•	the Company’s business and growth strategies
•	the Company’s financing plans and forecasts
•	the factors that we expect to contribute to our success and the Company’s ability to be successful in the future
•	the Company’s business model and strategy for realizing positive results when sales begin

13

•	competition, including the Company’s ability to respond to such competition and its expectations regarding continued competition in the market in which the Company competes;
•	expenses
•	the Company’s expectations with respect to continued disruptions in the global capital markets and reduced levels of consumer spending and the impact of these trends on its financial results
•	the Company’s ability to meet its projected operating expenditures and the costs associated with development of new projects
•	the Company’s ability to pay dividends or to pay any specific rate of dividends, if declared
•	the impact of new accounting pronouncements on its financial statements
•	that the Company’s cash flows from operating activities will be sufficient to meet its projected operating expenditures for the next twelve months
•	the Company’s market risk exposure and efforts to minimize risk
•	development opportunities and its ability to successfully take advantage of such opportunities
•	regulations, including anticipated taxes, tax credits or tax refunds expected
•	the outcome of various tax audits and assessments, including appeals thereof, timing of resolution of such audits, the Company’s estimates as to the amount of taxes that will ultimately be owed and the impact of these audits on the Company’s financial statements
•	the Company’s overall outlook including all statements under Management’s Discussion and Analysis or Plan of Operation

•	that estimates and assumptions made in the preparation of financial statements in conformity with US GAAP may differ from actual results and
•	expectations, plans, beliefs, hopes or intentions regarding the future.

Potential investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that, should conditions change or should any one or more of the risks or uncertainties materialize or should any of the underlying assumptions of the Company prove incorrect, actual results may differ materially from those projected in the forward-looking statements as a result of various factors, some of which are unknown.  The factors that could adversely affect the actual results and performance of the Company include, without limitation:

•	the Company’s inability to raise additional funds to support operations if required
•	the Company’s inability to effectively manage its growth
•	the Company’s inability to achieve greater and broader market acceptance in existing and new market segments
•	the Company’s inability to successfully compete against existing and future competitors
•	the effects of intense competition that exists in our industry
•	the economic downturn and its effect on consumer spending
•	the risk that negative industry or economic trends, reduced estimates of future cash flows, disruptions to our business or lack of growth in our business, may result in significant write-downs or impairments in future periods
•	the effects of events adversely impacting the economy or the effects of the current economic recession, war, terrorist or similar activity or disasters
•	financial community perceptions of our Company and the effect of economic, credit and capital market conditions on the economy and
•	other factors described elsewhere in this Prospectus, or other reasons.

Potential investors are urged to carefully consider such factors.  All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements and the “Risk Factors” described herein.

USE OF PROCEEDS

If all the shares being offered by the Company are sold the proceeds from this offering will be $200,000. The proceeds from this offering are expected to be used in the priority set forth below, within the first 12 months after successful completion of this offering:

Proceeds to the Company:	$200,000

Programming	$12,000
Hardware & Licenses	$6,500
Base Charting Software	$10,000
Real Time Data Feed	$11,000
Salaries	$97,000
Office & Administration	$2,250
Travel & Marketing	$8,000
Accounting, Auditing and Legal	$50,000
Working Capital	$3,250

14

In the event that the Company sells 25%, 50% or $75% of the shares being offered by the Company, it expects to disburse the net proceeds as follows:

	25%	50%	75%

Proceeds to the Company:	$50,000	$100,000	$150,000

Programming	$0	$2,000	$4,000
Hardware & Licensing	$3,500	$3,500	$4,700
Base Charting Software	$0	$10,000	$10,000
Real Time Data Fee	$0	$4,000	$8,000
Salaries	$30,000	$40,000	$70,000
Office & Administration	$1,000	$1,000	$1,500
Travel & Marketing	$2,000	$3,000	$5,000
Accounting, Auditing & Legal	$12,000	$35,000	$45,000
Working Capital	$1,500	$1,500	$1,800

There is no guarantee the Company will be able to sell the shares being offered in this prospectus. If it is unable to sell enough shares to complete its plan of operations, the business could fail.

DETERMINATION OF OFFERING PRICE

The offering price of $0.20 per share has been determined arbitrarily by the Directors of the company. The price does not bear any relationship to the company assets, book value, earnings, or other established criteria for valuing a company. In determining the number of shares to be offered and the offering price the board took into consideration our capital structure and the amount of money it would need to implement the Company business plans. Accordingly, the offering price should not be considered an indication of the actual value of its securities.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering.

Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of July 31, 2012, the net tangible book value of the Company shares was $(5,330) or approximately $(.0006) per share, based upon 8,644,000 shares outstanding.

Upon completion of this offering, but without taking into account any change in the net tangible book value after completion of this offering other than that resulting from the sale of all the shares being offered by the Company and receipt of the total proceeds of $200,000, the net tangible book value of the 9,644,000 shares to be outstanding will be $194,670, or approximately $.02 per Share. Accordingly, the net tangible book value of the shares held by the existing stockholders (8,644,000 shares) will be increased by an average of $.0206 per share without any additional investment on their part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $.20 per Share) of $.18 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $.02 per share, reflecting an immediate reduction in the $.20 price per share they paid for their shares.

After completion of the offering, the existing stockholders will own 90% of the total number of shares then outstanding, for which they will have made a cash investment of $71,800, or an average of $.01 per Share. Upon completion of the offering, the purchasers of the shares offered hereby will own 10% of the total number of shares then outstanding, for which they will have made a cash investment of $200,000, or $.20 per Share.

15

Upon completion of this offering, but without taking into account any change in the net tangible book value after completion of this offering other than that resulting from the sale of Seventy-Five Percent (75%) of the shares being offered by the Company and receipt of the total proceeds of $150,000, the net tangible book value of the 9,394,000 shares to be outstanding will be $144,670, or approximately $.015 per Share. Accordingly, the net tangible book value of the shares held by the existing stockholders (8,644,000 shares) will be increased by an average of $.0156 per share without any additional investment on their part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $.20 per Share) of $.185 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $.015 per share, reflecting an immediate reduction in the $.20 price per share they paid for their shares.

After completion of the offering, the existing stockholders will own 92% of the total number of shares then outstanding, for which they will have made a cash investment of $71,800, or an average of $.01 per Share. Upon completion of the offering, the purchasers of the shares offered hereby will own 8% of the total number of shares then outstanding, for which they will have made a cash investment of $150,000, or $.20 per Share.

Upon completion of this offering, but without taking into account any change in the net tangible book value after completion of this offering other than that resulting from the sale of Fifty Percent (50%) of the shares being offered by the Company and receipt of the total proceeds of $100,000, the net tangible book value of the 9,144,000 shares to be outstanding will be $94,670, or approximately $.01 per Share. Accordingly, the net tangible book value of the shares held by the existing stockholders (8,644,000 shares) will be increased by an average of $.0106 per share without any additional investment on their part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $.20 per Share) of $.19 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $.01 per share, reflecting an immediate reduction in the $.20 price per share they paid for their shares.

After completion of the offering, the existing stockholders will own 95% of the total number of shares then outstanding, for which they will have made a cash investment of $71,800, or an average of $.01 per Share. Upon completion of the offering, the purchasers of the shares offered hereby will own 5% of the total number of shares then outstanding, for which they will have made a cash investment of $100,000, or $.20 per Share.

Upon completion of this offering, but without taking into account any change in the net tangible book value after completion of this offering other than that resulting from the sale of Twenty-Five Percent (25%) of the shares being offered by the Company and receipt of the total proceeds of $50,000, the net tangible book value of the 8,894,000 shares to be outstanding will be $44,670, or approximately $.005 per Share. Accordingly, the net tangible book value of the shares held by the existing stockholders (8,644,000 shares) will be increased by an average of $.0056 per share without any additional investment on their part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $.20 per Share) of $.195 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $.005 per share, reflecting an immediate reduction in the $.20 price per share they paid for their shares.

After completion of the offering, the existing stockholders will own 97% of the total number of shares then outstanding, for which they will have made a cash investment of $71,800, or an average of $.01 per Share. Upon completion of the offering, the purchasers of the shares offered hereby will own 3% of the total number of shares then outstanding, for which they will have made a cash investment of $50,000, or $.20 per Share.

The following tables illustrate the per share dilution to the new investors if 100%, 75%, 50% and 25% of the shares listed in this offering are sold and does not give any effect to the results of any operations subsequent to July 31, 2012:

	100%	75%	50%	25%
Average Price Paid per Share by Existing Stockholders	$.01	$.01	$.01	$.01
Public Offering Price per Share	$.20	$.20	$.20	$.20
Net Tangible Book Value Prior to this Offering	$(.0006)	$(.0006)	$(.0006)	$(.0006)
Net Tangible Book Value After this Offering	$.02	$.015	$.01	$.005
Increase in Net Tangible Book Value per Share Attributable to cash payments from purchasers of the shares offered	$.0206	$.0156	$.0106	$.0056
Immediate Dilution per Share to New Investors	$.18	$.185	$.19	$.195

16

The following tables summarize the number and percentage of shares purchased, the amount and percentage of consideration paid and the average price per Share paid by the existing stockholders and by new investors in this offering if 100%, 75%, 50% and 25% of the shares are sold:

If 100% of the shares are sold:

	Total
	Price	Number of	Percent of	Consideration
	Per Share	Shares Held	Ownership	Paid
Existing
Stockholders	$.01	8,644,000	89.6%	$71,800

Investors in
This Offering	$.20	1,000,000	10.4%	$200,000

If 75% of the shares are sold:

	Total
	Price	Number of	Percent of	Consideration
	Per Share	Shares Held	Ownership	Paid
Existing
Stockholders	$.01	8,644,000	92.02%	$71,800

Investors in
This Offering	$.20	750,000	7.98%	$150,000

If 50% of the shares are sold:

	Total
	Price	Number of	Percent of	Consideration
	Per Share	Shares Held	Ownership	Paid
Existing
Stockholders	$.01	8,644,000	94.53%	$71,800

Investors in
This Offering	$.20	500,000	5.47%	$100,000

If 25% of the shares are sold:

	Total
	Price	Number of	Percent of	Consideration
	Per Share	Shares Held	Ownership	Paid
Existing
Stockholders	$.01	8,644,000	97.19%	$71,800

Investors in
This Offering	$.20	250,000	2.81%	$50,000

17

SELLING SHAREHOLDERS

The common shares being offered for resale by the selling security holders consist of 1,140,000 shares of the Company’s common stock held by 20 shareholders.  The shares being offered hereby are being registered to permit public secondary trading, and the selling security holders may offer all or part of the shares for resale from time to time.  However; the selling security holders are under no obligation to sell all or any portion of such shares.  All information with respect to share ownership has been furnished by the selling security holders.  Such shareholders include the holders of shares sold in the following offerings pursuant to Regulation S:

An offering of 962,000 shares completed on January 14, 2012, at an offering price of $0.04.

An offering of 178,000 shares completed on January 31, 2012, at an offering price of $0.10.

The following table, for the offering completed on January 14, 2012, sets forth the name of the selling security holders, the number of shares of common stock beneficially owned prior to the offering contemplated by this prospectus (from purchase in the January 14, 2012 offering), the number of shares of common stock being offered by the selling security holders, and the number of shares each selling stockholder would beneficially if all such offered shares are sold. The shares listed are being registered with no restriction on sale upon effectiveness of this registration statement.

Name (1)	Shares Beneficially Owned Prior to Offering	Shares to be Offered (2)	Shares Beneficially Owned After Offering	Percent Beneficially Owned After Offering
Blackmore, David	100,000	100,000	0	0
Blackmore, Robert	147,500	147,500	0	0
Dowie, Calvin	25,000	25,000	0	0
Dowie, Timothy	25,000	25,000	0	0
Funk, Martin	25,000	25,000	0	0
Goodman, Cale	60,000	60,000	0	0
Allo Marketing	100,000	100,000	0	0
Martin, David	102,000	102,000	0	0
Meador, Donald	250,000	250,000	0	0
Patterson, Robert J	12,500	12,500	0	0
Reisdorf, Timothy	11,000	11,000	0	0
Seewald, Joseph	4,000	4,000	0	0
Somers, Catherine	75,000	75,000	0	0
VanderZalm, Jeanne	25,000	25,000	0	0

The following table, for the offering completed on January 31, 2012, sets forth the name of the selling security holders, the number of shares of common stock beneficially owned prior to the offering contemplated by this prospectus (from purchased in the January 31, 2012 offering), the number of shares of common stock being offered by the selling security holders, and the number of shares that each selling stockholder would own beneficially if all such offered shares are sold. The shares listed are being registered with no restriction on sale upon effectiveness of this registration statement.

Name (1)	Shares Beneficially Owned Prior to Offering	Shares to be Offered (2)	Shares Beneficially Owned After Offering	Percent Beneficially Owned After Offering
Badejo, Oluwaseun	5,000	5,000	0	0
Goodman, Cale	6,000	6,000	0	0
La Fayette, Trevor	1,000	1,000	0	0
Meador, Donald	100,000	100,000	0	0
McGillis, Ingrid	1,000	1,000	0	0
Payne, Linda	30,000	30,000	0	0
Rutherford, Laurie	20,000	20,000	0	0
Stewart, Mark	5,000	5,000	0	0
VanderZalm, Jeanne	10,000	10,000	0	0

18

(1) All shares are owned of record and beneficially unless otherwise indicated. Beneficial ownership information for the selling stockholders is provided as of January 31, 2012, based upon information provided by the selling shareholders or otherwise known to us

(2) Assumes the sale of all shares of common stock registered pursuant to this prospectus. The selling stockholders are under no obligation known to us to sell any shares of common stock at this time.

None of the selling shareholders or their beneficial owners:

-	Has had a material relationship with the company other than as a shareholder at any time within the past three years; or
-	Has ever been one of its officers or directors or an officer or director of its predecessors or affiliates

-	Are broker-dealers or affiliated with broker-dealers.

The Company officers and directors are personally acquainted with its shareholders, and solicited their investment in the private placement. Its officers and directors did not use any finders or brokers in the solicitation of the investors and did not pay any fees or commissions. Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to the securities.

PLAN OF DISTRIBUTION

Shares Offered by the Selling Stockholders

The selling security holders who purchased their shares pursuant to the private placements that closed on January 14, 2012 and January 31, 2012 may sell some or all of their shares at a fixed price of $.20 per share until our shares are quoted on the OTCBB and thereafter at fixed prices, prevailing market prices at the time of sale, at varying prices determined at the time of sale, or privately negotiated prices. Prior to being quoted on the OTCBB, shareholders may sell their shares in private transactions to other individuals. Although the Company’s common stock is not listed on a public exchange, it is planned to contact a market maker to obtain a listing on the OTCBB. In order to be quoted on the OTCBB, a market maker must file an application on its behalf in order to make a market for the Company’s common stock. There can be no assurance that a market maker shall agree to file the necessary documents with FINRA, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved or that our shares will be quoted on any exchange.

Once a market has been developed for the Company’s common stock, the shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

o	ordinary brokers transactions, which may include long or short sales,
o	transactions involving cross or block trades on any securities or market where our common stock is trading,
o	through direct sales to purchasers or sales effected through agents,
o	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or

o	any combination of the foregoing. The selling stockholders may also sell shares under Rule 144 of the Securities Act, if available, rather than under this prospectus.

19

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor the Board Directors of the Company can presently estimate the amount of such compensation. It knows of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. The company will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. The Company has agreed to bear the expenses of the registration of the shares, including legal and accounting fees.

In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.  There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

Each selling stockholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.  None of the selling stockholders who are affiliates of broker-dealers, other than the initial purchasers in private transactions, purchased the shares of common stock outside of the ordinary course of business or, at the time of the purchase of the common stock, had any agreements, plans or understandings, directly or indirectly, with any person to distribute the securities.

We are paying all fees and expenses incident to the registration of the shares of common stock.  Except as provided for indemnification of the selling stockholders, we are not obligated to pay any of the expenses of any attorney or other advisor engaged by a selling stockholder.  We have not agreed to indemnify any selling stockholders against losses, claims, damages and liabilities, including liabilities under the Securities Act.

If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus.  If the selling stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock and activities of the selling stockholders, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person.  Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in passive market-making activities with respect to the shares of common stock.  Passive market making involves transactions in which a market maker acts as both our underwriter and as a purchaser of our common stock in the secondary market.  All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

Shares Offered by the Company

This is a self-underwritten offering. This Prospectus is part of a prospectus that permits the Company officers and directors to sell the shares being offered by the Company directly to the public, with no commission or other remuneration payable to them for any shares they may sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. The officers and directors will sell the shares and intend to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, they will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

The Company officers and directors will not register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

a.	Its officers and directors are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation; and,

b.	Its officers and directors will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c.	Its officers and directors are not, nor will they be at the time of their participation in the offering, an associated person of a broker-dealer; and

20

d.	Its officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of the company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Its officers, directors, control persons and affiliates do not intend to purchase any shares in this offering.

Terms of the Offering, Shares being Offered by the Company

The shares being offered by the Company will be sold at the fixed price of $.20 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This offering will commence on the date of this prospectus and continue for a period of 180 days, unless extended by the Company Board of Directors for an additional 90 days. If the board of directors votes to extend the offering for the additional 90 days, a post-effective amendment to the registration statement will be filed to notify subscribers and potential subscribers of the extended offering period. Anyone who has subscribed to the offering prior to the extension will be notified by the company that their money will be promptly refunded prior to the expiration of the original offering unless they provide an affirmative statement that they wish to subscribe to the extended offer.

Deposit of Offering Proceeds

This is a “best efforts” offering, so the Company is not required to sell any specific number or dollar amount of securities but will use its best efforts to sell the securities offered. The Company has made no arrangements to place subscription funds in an escrow, trust or similar account which means that all funds collected for subscriptions will be immediately available to the Company for use in the implementation of its business plan.

Procedures and Requirements for Subscription

If you decide to subscribe for any shares being sold by the Company in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check, bank draft or cashier’s check payable to the Company. Subscriptions, once received by the company, are irrevocable. All checks for subscriptions should be made payable to APT Systems, Inc.

DESCRIPTION OF SECURITIES

Common Stock

The Company’s authorized capital stock consists of 90,000,000 shares of common stock, par value $0.001 per share. The holders of Company common stock (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by its Board of Directors; (ii) are entitled to share in all of its assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of its affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote. As of July 31, 2012 and January 31, 2012 there were 8,644,000 shares of our Common stock issued and outstanding.

Preferred Stock

The authorized capital stock of the Company consists of 10,000,000 shares of preferred stock, par value $0.001 per share. No Preferred Stock has been issued or is outstanding as of the date hereof.

21

Voting Rights

Directors of the Company are elected at the annual meeting of stockholders by a plurality of the votes cast at the election. Holders of shares of the Company’s common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of its directors. After this offering is complete and presuming all the 1,000,000 shares are sold, the present stockholders will own 90% of its outstanding shares and the purchasers in this offering will own, in the aggregate, 10% of its outstanding shares. Stockholders have no pre-emptive rights.

Cash Dividends

As of the date of this prospectus, the company has not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon the earnings of the Company, if any, its capital requirements and financial position, the general economic conditions, and other pertinent conditions. It is the Company’s present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in its business operations.

2012 Equity Incentive Plan

As of January 31, 2012 the Company assumed the 2012 Equity Incentive Plan (the “Plan”) of APT Systems, Inc. (“APT”), as approved by APT board of directors and stockholders. The purpose of the Plan is to enable the Company to offer its employees, officers, directors, consultants and others whose past, present and/or potential contributions to the Company have been, are or will be important to the success of the Company, an opportunity to acquire a proprietary interest in the Company. Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options. Any Stock Option granted under the Plan shall contain such terms as the Board or the Committee, as the case may be, may from time to time approve. The Board or the Committee, as the case may be, shall have the authority to grant to any optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options, and they may be granted alone or in addition to other awards granted under the Plan. To the extent that any Stock Option is not designated as an Incentive Stock Option or does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option. The grant of an Option shall be deemed to have occurred on the date on which the Board or the Committee, as the case may be, by resolution, designates an individual as a grantee thereof, and determines the number of shares of Stock subject to, and the terms and conditions of, said Option, including the exercise price. A total of 5,500,000 shares of common stock are eligible for issuance under the Plan, which may consist of authorized and unissued shares or treasury shares. The maximum amount of shares of stock that may be granted as Incentive Stock Options shall be 2,500,000.

Stock Options granted under the Plan are subject certain terms and conditions, which apply to the Option Price, Option Term and Exercisability option of the shares, all of which are to be determined by the Board of Directors. However, No Incentive Stock Option may be exercisable more than ten years (or 5 years for a stock option granted to a shareholder holding 10% or more of the outstanding shares of the Company). Further, the method of exercise requires the full payment of the Exercise Price to be paid in full prior to the receipt of the shares that have been issued pursuant to the exercise of the stock option.

All of the stock options must be exercised by the person with the right to exercise such option, and no stock option is able to be transferred other than by will or other applicable laws as the apply to the death of an option holder. If a person holding a stock option becomes deceased, disabled/incapacitated or retires, the option to purchase the shares shall continue for a period of one year following such death, disability/incapacitation or retirement.

Each grant of a Stock Option shall be confirmed by, and shall be subject to the terms of, an agreement executed by the Company and the holder of the stock option.

Shares of Restricted Stock may be issued either alone or in addition to or in tandem with other awards granted under the Plan. The Board shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the recipient, the time or times within which such Awards may be subject to forfeiture (the “Restriction Period”), the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards. The Board or the Committee, as the case may be, may condition the grant of Restricted Stock upon the attainment of such factors as the Board or the Committee may determine.

Restricted Stock, when issued, shall be represented by a stock certificate or certificates registered in the name of the holder to whom such Restricted Stock shall have been awarded. During the Restriction Period, any certificates representing the Restricted Stock and any securities constituting Retained Distributions (as defined in the Agreement) shall bear a restrictive legend to the effect that ownership of the Restricted Stock (and such Retained Distributions), and the enjoyment of all rights related thereto, are subject to the restrictions, terms and conditions provided in the Plan and the Restricted Stock agreement. Restricted Stock will constitute issued and outstanding shares of Common Stock for all corporate purposes, and the issuance thereof shall be made for at least the minimum consideration (if any) necessary to permit the shares of Restricted Stock to be deemed to be fully paid and non-assessable.

22

Each Restricted Stock award shall be confirmed by, and shall be subject to the terms of, an agreement executed by the Company and the restricted stock holder.

A Change in the control of the company shall have certain effects on stock received as part of the 2012 Stock Option Plan. A “Change of Control” shall be deemed to have occurred on the tenth day after:

i.	any individual, corporation or other entity or group (as defined in Section 13(d)(3) of the Exchange Act), becomes, directly or indirectly, the beneficial owner (as defined in the General Rules and Regulations of the Securities and Exchange Commission with respect to Sections 13(d) and 13(g) of the Exchange Act) of more than 50% of the then outstanding shares of the Company's capital stock entitled to vote generally in the election of directors of the Company; or
ii.	the commencement of, or the first public announcement of the intention of any individual, firm, corporation or other entity or of any group (as defined in Section 13(d)(3) of the Exchange Act) to commence, a tender or exchange offer subject to Section 14(d)(1) of the Exchange Act for any class of the Company's capital stock; or
iii.	the stockholders of the Company approve (A) a definitive agreement for the merger or other business combination of the Company with or into another corporation pursuant to which the stockholders of the Company do not own, immediately after the transaction, more than 50% of the voting power of the corporation that survives, or (B) a definitive agreement for the sale, exchange or other disposition of all or substantially all of the assets of the Company, or (C) any plan or proposal for the liquidation or dissolution of the Company; provided, however, that a “Change of Control” shall not be deemed to have taken place if beneficial ownership is acquired (A) directly from the Company, other than an acquisition by virtue of the exercise or conversion of another security unless the security so converted or exercised was itself acquired directly from the Company, or (B) by, or a tender or exchange offer is commenced or announced by, the Company, any profit-sharing, employee ownership or other employee benefit plan of the Company; or any trustee of or fiduciary with respect to any such plan when acting in such capacity.

In the event of a “Change of Control” as defined above, Awards granted under the Plan will be subject to the following provisions:

i.	all outstanding Stock Options which have been outstanding for at least six months shall become exercisable in full, whether or not otherwise exercisable at such time, and any such Stock Option shall remain exercisable in full thereafter until it expires pursuant to its terms; and
ii.	all restrictions and deferral limitations contained in Restricted Stock awards granted under the Plan shall lapse and the shares of stock subject to such awards shall be distributed to the Participant within thirty (30) days of the “Change of Control.” Notwithstanding the foregoing to the contrary, all restrictions and deferral limitations with respect to an Award to which Section 409A of the Code applies shall not lapse and no distribution made unless the “Change of Control” qualifies as a 409A Change and such lapse and distribution does not cause adverse tax consequences under Section 409A of the Code.

Upon receiving shares of stock under the 2012 Stock Option Plan the Board may require each person acquiring shares of Stock pursuant to an Option, Restricted Stock, or other award under the Plan to represent to and agree with the Company in writing, among other things, that the stock holder is acquiring the shares for investment without a view to distribution thereof.

Nothing contained in the Plan shall prevent the Board from adopting such other or additional incentive arrangements as it may deem desirable, including, but not limited to, the granting of stock options and the awarding of stock and cash otherwise than under the Plan; and such arrangements may be either generally applicable or applicable only in specific cases.

Nothing contained in the Plan or in any award hereunder shall be deemed to confer upon any employee of the Company or any Parent or Subsidiary any right to continued employment with the Company or any Parent or Subsidiary, nor shall it interfere in any way with the right of the Company or any Parent or Subsidiary to terminate the employment of any of its employees at any time.

The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware (without regard to choice of law provisions).

The obligations of the Company with respect to all Stock Options and Restricted Stock and other awards under the Plan shall be subject to (A) all applicable laws, rules and regulations, and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness of a registration statement under the Securities Act, and (B) the rules and regulations of any securities exchange or association on which the Stock may be listed or traded.

23

The Plan will be administered by the Board, or, at the Board's discretion, a committee of the Board. The plan shall be effective upon the date the Plan is adopted by the Board of Directors by a Board of Directors Resolution, and shall continue until the tenth anniversary of the effective date of the Plan, however, awards granted on or prior to such tenth anniversary may extend beyond that date.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

The audited financial statements and the related statements of operations, stockholders’ equity and cash flows for the period from inception to January 31, 2012, included in this prospectus have been audited by PLS, CPA, A Professional Corporation. Included are the financial statements in reliance on their report, given upon their authority as experts in accounting and auditing.

The Law Office of Bart and Associates, LLC has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.

DESCRIPTION OF OUR BUSINESS

Executive Summary

APT Systems, Inc. (“APT”) was incorporated in Delaware on October 29, 2010 and is considered a development stage company. At that time Glenda Dowie was appointed President, Secretary, Treasurer and Director. The Board voted to begin development of our business plan and to find key personnel to help build the business at that time. In October of 2011, Joseph Gagnon and Carl Hussey joined the Board of Directors and participated with Glenda Dowie and others in our initial funding of $15,520 through the sale of common stock. Those 7,504,000 shares are not being registered pursuant to this registration statement.

The Company has not yet generated revenues and all of its development stage efforts have been focused on the research and development of its product. However, the company has a specific business plan and is seeking the funds to execute its business plan. The company does not consider itself to be a blank check company as defined in Rule 419 of Regulation C of the Securities Act of 1933. It is aggressively pursuing its business plan given the current financial status of the company and the fact that the Board of Directors is active and supportive of the plan. The corporation was formed for the purpose of executing a specific business plan developed by its founder, Glenda Dowie, as set forth in the prospectus. The Company is moving forward with development as defined in its business development objectives. Based upon the above, the Company believes it is not within the scope of Rule 419.

The 12-month budget is based on minimum operations which will be completely funded by the $200,000 the Company intends to raise through this offering. It estimates sales to begin in within 6 months after the completion of this offering. Because its business is customer-driven, its revenue requirements will be reviewed and adjusted based on sales. The costs associated with operating as a public company are included in its budget. Management will be responsible for the preparation of much of the required documents to keep the costs to a minimum. The Company cannot however guarantee that it will have sales and the amount raised in this offering may not be enough to meet the operating expenditures of the Company. Management has agreed to advance the Company money to fund limited operations over the next twelve months, however, there is no formal agreement between the Company and its management to provide funds. There is an informal oral agreement among the three management members to continue to provide additional funds as necessary to continue the Company’s limited operations for twelve months. There are no remedies available to the Company if management is unable to provide these funds. Based upon the sale of its products and the at least partial success of this offering, the Company does not believe that management will be required to contribute additional funds during the next 12 months.

The Company has been issued an opinion by our auditors that raised substantial doubt about its ability to continue as a going concern based on its current financial position. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand, loans from directors and/or issuance of common shares.

24

Principal services and their markets

“APT” is an acronym for ‘Applied Proprietary Trading’. APT Systems, Inc. is a company that will be specializing in the creation of innovative equities trading platforms, stock research tools and visualization solutions for the financial markets. APT, a technology solution provider, is focusing on the hand held market where we will develop and publish custom technical analysis indicators and trading systems both in-house and for third parties. In addition, the Company intends to develop a user friendly charting tool that displays price action and historic pricing for publicly traded companies. This charting tool and the charts that it produces can be configured to the user’s preferred view such as a line chart or candlestick chart, and the user shall be able to adjust the chart intervals as the user desires. Utilizing real time and delayed data networks along with graphic techniques pioneered in the gaming industry, APT’s solutions can speak to the mobile needs to be demanded by the next generation of traders.

In order to advance itself during its development stage, APT Systems can roll out traditional trading tools and publish charts for the hand held market to test plans and generate cash flow. However, these tools would be refreshed with leading edge graphics and networking technology to become desirable real-time and interactive trading assistance software.

APT services can extend to include:

-	Mobile Trading App Development
-	Sophisticated Robust Security Solutions
-	Data-driven Applications Technology
-	Financial Software Development
-	Analytical Software Development
-	Algorithmic Applied Technology
-	Trading Platform Refinement and Development

The steps remaining for the company to begin selling its above listed products are to finalize the programming of the software used in its products, specifically its dimensional charting tools, begin sales and marketing campaigns, contact prospective licencees, which the company expects to complete within 30 days of the close of this offering, and deliver its products, which the company expects to complete in less than 180 days after its initial contact with prospective licensees. The user friendly charts will be available to users on a subscription fee plan and will be available under license from other financial companies and brokerage firms who we will attempt to sell our product to. The goal is to have our product used by both handheld (tablet and Smartphone application users) and web based clients.

Needs Assessment

Management believes the principal growth area in the personal computer market today is that of Smartphones and portable tablet devices; aside from being a large and quickly growing market, these mobile devices usually allow full time internet connectivity.  This makes them an ideal stage for a mobile equity-trading platform. Instead of merely porting existing software to allow on-the-go research and trading, APT Systems envisions for its future products an information-dense and interactive display of the financial markets. At this time, the Company believes that the future interactive display will include three dimensional imaging that the Company intends to use to provide financial information in new ways that can better assist novice users learning about publicly traded companies and those users who are trading equities in the public markets.

Distribution methods of the products or services

To facilitate marketing plans, our products and platforms will be available initially in the “App Store” managed by Apple Inc. Later, these same products will be available to audiences that prefer using other Smartphones such as Google’s Android or RIM’s BlackBerry. Especially in the case of Apple, these companies will provide marketing infrastructure to help developers reach their users and justify costs related to selling products from their app stores. These options will be fully explored and implemented as it makes sense to do so.

To further facilitate viral marketing plans, the Company products will be available for a very small downloading charge or in some cases free.  The Company is investigating a tiered subscription revenue model and revenue for providing licenses to others.

The Company will identify and address the target market for its services with apps, and demonstrate how it can help users optimize mobile devices for trading of equities in the North American markets.

Engaging in a PR Campaign:

App marketers are aware that the first step to obtaining solid publicity is a media list and a list of bloggers responsible for reviewing technical products. Knowing where to email product information and links for follow-up calls/emails is vitally important and the Company is developing these lists. In some areas, the Company may engage a publicist to keep the interest in relevant markets heightened.

25

Status of any publicly announced new product or service

None

Competition, competitive position in the industry and methods of competition

Although there are many traditional financial products currently available on the web, it is the Company’s intent to provide products that will offer clarity and transparency to trading for the novice and the experienced trader.

Currently there are financial and trading apps offered by banks and brokerage houses to allow their clients to access data and trade from their Smartphones. However, it is not the Company’s intent to compete with these institutions, but rather to facilitate more trades by better informing their clients and providing them with better trading tools. The trading tools such as dimensional charts may be licensed to these same banks and brokers or subscribed to by users directly. The Company believes that it can work with the banks and brokerage firms who offer online and Smartphone trading access by providing a better product for their current and future clients.

Sources and availability of raw materials and the names of principal suppliers

The Company does not rely on any “real” raw materials to speak of as the marketable part of its work is platforms delivered via hand held technology.

Patents and Trademarks

The Company currently has no patents or trademarks on its brand name; however, as business is established and our operations result in the Company generating revenue, it may seek such protection. Despite efforts to protect its proprietary rights, such as its brand and product line names, since it has no patent or trademark rights unauthorized persons may attempt to copy aspects of the Company business, including its web site design, products, product information and sales mechanics or to obtain and use information that it regards as proprietary, such as the technology used to operate its web site and content. Any encroachment upon the company proprietary information, including the unauthorized use of its brand name, the use of a similar name by a competing company or a lawsuit initiated against it for infringement upon another company's proprietary information or improper use of their trademark, may affect its ability to create brand name recognition, cause customer confusion and/or have a detrimental effect on its business. Litigation or proceedings before the U.S. or International Patent and Trademark Offices may be necessary in the future to enforce our intellectual property rights, to protect its trade secrets and domain name and/or to determine the validity and scope of the proprietary rights of others. Any such litigation or adverse proceeding could result in substantial costs and diversion of resources and could seriously harm our business operations and/or results of operations.

Government Approval

The company does not require any government approval for its services. As an online business, its business will not be subject to any environmental laws.

Government and Industry Regulation

The Company will be subject to local and international laws and regulations that relate directly or indirectly to its operations, such as the Securities Act of 1933, the Securities and Exchange Act of 1934, Delaware Corporation Law and the Delaware Securities Act. It will also be subject to common business and tax rules and regulations pertaining to the operation of its business, such as the United States Internal Revenue Tax Code and the Delaware State Tax Code. The Company will also be subject to proprietary regulations such as United States Trademark and Patent Law as it applies to the intellectual property of third parties. The Company believes that the effects of existing or probable governmental regulations will be additional responsibilities of the management of the Company to ensure that the Company is in compliance with securities regulations as they apply to the Company’s products as well as ensuring that the company does not infringe on any proprietary rights of others with respect to its products. The Company will also need to maintain accurate financial records in order to remain complaint with securities regulations as well as any corporate tax liability it incurs.

26

Research and Development Activities

Other than personal time spent researching our proposed business, the Company has spent additional funds on research and development that was included as part of consulting services received to date. It does not plan to spend any further funds on research and development activities in the future.

Employees and Employment Agreements

The Company currently has one employee. Mr. Gagnon is the only employee with an employment agreement. Per the terms of the agreement Mr. Gagnon, in his position as the Chief Technology Officer, is paid a minimum of $2,500 per month for services writing technical documents while the Company awaits full funding. The Company and Mr. Gagnon have chosen to temporarily release each other from the payment and performance obligations under the agreement until December 15, 2012, at which time the agreement shall resume in all aspects and be deemed in full force and effect. Mr. Gagnon shall continue to serve as an officer and director of the Company during his leave of absence from the employment agreement. The other company officers and directors currently provide their services on a consultant basis without compensation. Based upon the amount of the proceeds of the offering other employees and directors may receive salaries and once the Company generates revenue, future salaries will be evaluated at that time. Additional employees may be added in the future to assist in the monitoring and fulfillment of orders.

Organization

The Company is comprised of one corporation. All of our operations are conducted through this corporation.

DESCRIPTION OF PROPERTY

The Company operations are currently being conducted out of the premises of its President, Glenda Dowie on a rent-free basis during its development stage. The office is at 16904 76 Street, Edmonton, AB, Canada T5Z 3Z9. It considers that the current principal office space arrangement adequate and will reassess its needs based upon the future growth of the Company.

LEGAL PROCEEDINGS

The Company is not involved in any pending legal proceeding nor is it aware of any pending or threatened litigation against us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of the Company’s common stock. Following completion of this offering, The Company intends to apply to have its common stock quoted on the Over-the-Counter Bulletin Board.

Penny Stock Rules

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

a.	contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;
b.	contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

27

c.	contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" price for the penny stock and the significance of the spread between the bid and ask price;
d.	contains a toll-free telephone number for inquiries on disciplinary actions;
e.	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
f.	contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

a.	the bid and offer quotations for the penny stock;
b.	the compensation of the broker-dealer and its salesperson in the transaction;
c.	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
d.	monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

Holders of Our Common Stock

As of the date of this Prospectus, the Company has 32 stockholders of record and there are 8,644,000 shares of the Company’s common stock outstanding.

Reports

Upon the effectiveness of the Registration Statement of which this Prospectus is a part, it will be subject to certain reporting requirements and will file with the SEC annual reports including annual financial statements, certified by the Company’s independent accountants, and un-audited quarterly financial statements in its quarterly reports filed electronically with the SEC. All reports and information filed by the Company can be found at the SEC website, www.sec.gov.

Stock Transfer Agent

VStock Transfer, LLC of 77 Spruce Street, Suite 201, Cedarhurst, New York 11516, Phone: 917-742-7939, Fax: (646) 536-3179, has been appointed as the Company’s stock transfer agent.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Overview

APT Systems, Inc. was incorporated in the State of Delaware on October 29, 2010. It is a development stage company and has not yet generated any revenues. Its limited start-up operations have consisted of the formation of the Company, development of its business plan, identification of its target market and the research and development of its product. Per the Company business plan it anticipates sales to begin within 6 months of the completion of the financing supplied by this offering. The funds from this offering will be required in order to implement the business plan as discussed in the “Plan of Operation” section of this prospectus.

The company operations are currently being conducted out of the premises of its President, Glenda Dowie on a rent-free basis during its development stage. The office is at 16904 76 Street, Edmonton, AB, Canada T5Z 3Z9. The Company considers its current principal office space arrangement adequate and will reassess its needs based upon the future growth of the Company. Its fiscal year end is January 31st.

28

Results of Operations

The Company has generated no revenue since inception and has incurred $15,467 in miscellaneous expenses through January 31, 2012. The Company generated no revenue for the six months ended July 31, 2012, and has incurred $11,060 in Professional expenses and $50,610 in General and administrative expense, total $61,670 through July 31, 2012.

The following table provides selected financial data about the Company for the period from the date of incorporation through January 31, 2012. For detailed financial information, see the financial statements included in this prospectus.

Balance Sheet Data:	01/31/2012

Cash	$39,068
Total assets	$56,808
Total liabilities	$475
Stockholders' equity	$56,333

The following table provides selected financial data about the Company for the six months ended July 31, 2012. For detailed financial information, see the financial statements included in this prospectus.

Balance Sheet Data:	July 31, 2012

Cash	$12,307
Total assets	$17,547
Total liabilities	$22,877
Stockholders' equity (deficit)	$(5,330)

Other than the shares offered by this prospectus, no other source of capital has been has been identified or sought. If the company experiences a shortfall in operating capital prior to funding from the proceeds of this offering, one of the directors has verbally agreed to advance the Company funds to complete the registration process.

Going Concern

In its audited financial statements as of January 31, 2012 the Company was issued an opinion by its auditors that raised substantial doubt about the ability to continue as a going concern based on the company current financial position.

Proposed Milestones to Implement Business Operations

The following milestones are estimates only. The working capital requirements and the projected milestones are approximations only and subject to adjustment based on sales, costs and needs. The Company’s 12-month budget is based on minimum operations which will be implemented by the Company if 100%, 75%, 50% and 25% of the shares are sold in this offering. Sales are estimated to begin in within 6 months after the completion of this offering.

Immediate Plan of Operation:

At present management will concentrate on the completion of the Registration Statement and utilize this time to also begin putting together documents outlining technical requirements, and researching existing software tools to save development time. In addition, management will be building the Company’s technical documentation library. This will occur regardless of how many offered shares are sold in this offering.

Complete Our Public Offering:

The Company expects to complete its public offering within 150 days after its Registration Statement is declared effective by the Securities and Exchange Commission. It intends to concentrate all its efforts on raising capital during this period. It does not plan to begin full business operations until it completes its public offering either in whole or in part.

Once it has completed its offering, regardless of how many shares are sold in the offering, the Company specific business plan for the six months thereafter is as follows:

29

Finalize Dimensional Charting Tools (3 months):

It is the intention to first focus in the development of dimensional stock charts for use in financial apps for Smartphones and to apply for an Apple Developer billing privileges with a view to initially test their software with e-books sales delivered to the iPhone and iPad market in North America. Some initial work will have taken place on the e-book and charting tools, as current funding allows, while the Company prepares its Registration Statement and completes its public offering. Upon successful completion of its public offering, it will focus on the completion of a user-friendly charting tool for hand held devices. Presently the Company is in possession of the e-book for a stock trading strategy and will work to move it into a format acceptable for iPads and iPhones.

In addition to the creation of its corporate website the company will procure expertise to help optimize its reach in search engine ranking through SEO (Search Engine Optimization) works. Our reserved domain is www.aptsystemsinc.com. This step in the Company’s plan of operation shall be completed regardless if 100%, 75%, 50% or 25% of the shares offered are sold.

Begin Marketing and Sales efforts:

The Company marketing efforts will primarily be related to assuring its product is easily found in app stores and create a smooth downloading experience. The Company has budgeted $1,500 for the initial three months of marketing efforts to be supplemented by the lists it is developing. It is believed that there will be sufficient funds remaining for additional methods of marketing if a suitable opportunity presents itself. The Company intends to engage in marketing and sales efforts regardless of how many shares are sold in this offering, however, the amount of funds that the Company can dedicate to such efforts will be decreased if the company is not able to sell all of its shares. The decreases in the expenditures the Company is able to afford based on the sale of the shares offered are outlined in the table below.

Once the app is live and the company has begun initial Search Engine Optimization (“SEO”) work and internet marketing, it is believed sales will be supported through the app stores and company website. The website will be set up to record all visitors automatically and billing will be handled by Apple’s extensive billing backend. This system will allow the company minimize staff, maintain efficient delivery of products, and keep records for both accounting and marketing.

Successful implementation of the company business strategy depends on factors specific to the internet, regulations regarding equities trading, app development licenses and the hand held device industry and numerous other factors that may be beyond its control. Adverse changes in the following factors could undermine its business strategy and have a material adverse effect on its business, its financial condition, and results of operations and cash flow:

•	the competitive environment in the app sector that may force the Company to reduce prices below the optimal desired pricing level or increase promotional spending;
•	the ability to anticipate changes in consumer preferences and to meet customers’ needs for trading products in a timely cost effective manner; and
•	the ability to establish, maintain and eventually grow market share in a competitive environment.

For delivery of company information globally, geopolitical changes, changes in trading regulations, currency fluctuations, natural disasters, pandemics and other factors beyond its control may increase the cost of items it purchases, create communication issues or render product delivery difficult which could have a material adverse effect on its sales and profitability.

Based on raising $200,000 (100% of offering), $150,000 (75% of offering), $100,000 (50% of offering) and $50,000 (25% of offering), the Company has budgeted for the following items over the 12 months after we receive funding:

The following criteria for the milestones are based on “estimates” derived from research and marketing data accumulated and or purchased by company directors. The Company will require the funding from its offering in order to fully implement its business plan. The following table outlines how it plans to use the proceeds from the offering.

The following chart lists planned expenditures over the next 12 months if 100%, 75%, 50% and 25% of the offered shares are sold:

30

Category	100% of Shares Sold	75% of Shares Sold	50% of Shares Sold	25% of Shares Sold

Programming Contracts	$12,000	$4,000	$2,000	$0

Hardware & Licenses	$6,500	$4,700	$3,500	$3,500

Base Charting Software	$10,000	$10,000	$10,000	$0

Real Time Data Feed	$11,000	$8,000	$4,000	$0

Salaries	$97,000	$70,000	$40,000	$30,000

Office & Administration	$2,250	$1,500	$1,000	$1,000

Travel & Marketing	$8,000	$5,000	$3,000	$2,000

Accounting, Auditing & Legal	$50,000	$45,000	$35,000	$12,000

Working Capital	$3,250	$1,800	$1,500	$1,500

TOTAL PROCEEDS TO COMPANY	$200,000	$150,000	$100,000	$50,000

These amounts may be adjusted based upon sales and revenue.

Note: App stores provide a retail connection for consumers to purchase e-books in a PDF format. The amount of sales is expected to be nominal but undertaken for the experience in creating a relationship with firstly Apple Inc. and then other Smartphone providers.

Concurrent Developments (0-12 months)

Future Trends use E-Books as a method for Training:

Future product considerations revolve around enhanced or animated e-books. Consumers have confirmed they enjoy e-books for their convenience and accessibility but they are similar in format to the traditional book. As animation is added to traditional images such as charts, this same technology can be applied to e-books to animate the content to better engage the reader. It is hoped the learning experience will be enriched and the lessons learned more thoroughly. It is believed customers will soon demand interactive books that provide a much better, more informed educational experience and replace standard training techniques.

Results of operations

From Inception on October 29, 2010 to January 31, 2012

As of the date of this prospectus, the Company has yet to generate any revenues from our business operations.

The Company loss since inception is $15,467. It has not yet launched its proposed product, it has no plans to do so until this offering is completed, and its current operations have been focused on the development of its business plan as well as the research and development of its proposed product. To the extent that it is able and if market conditions allow, it is expected to begin full operations, including the finalization of its product within 45 days after completing this offering.

For the six months ended July 31, 2012

As of the date of this prospectus, the Company has yet to generate any revenues from our business operations.

The Company loss for the six months ended July 31, 2012 is $61,663. It has not yet launched its proposed product and it has no plans to do so until this offering is completed. To the extent that it is able and if market conditions allow, it is expected to begin full operations, including the finalization of its product within 45 days after completing this offering.

31

Liquidity and capital resources

In October and November of 2011, Joseph Gagnon, Carl Hussey and Glenda Dowie participated with others in the company initial funding of $15,520 through the sale of common stock. Those 7,504,000 shares are not being registered pursuant to this registration statement.

As of July 31, 2012 we had cash or cash equivalents of $12,307. As of January 31, 2012, we had cash or cash equivalents of $39,068.

Net cash used for operating activities was $26,781 for the six months ended July 31, 2012 as compared to $0 for the six months ended July 31, 2011. Net cash used for operating activities was $32,732 for the year ended January 31, 2012. For the period from October 29, 2010 (inception) through January 31, 2011 it was $-0-. For the period from October 29, 2010 (inception) through January 31, 2012, it was $32,732. For the period from October 29, 2010 (inception) through July 31, 2012, it was $59,513.

Cash flows from investing activities was $-0- from our inception on October 29, 2010 through January 31, 2012. Cash flows from investing activities was $-0- for the six months ended July 31, 2012.

Cash flows provided by financing activities was $0 for the six months end July 31, 2012. Cash flows provided by financing activities was $71,800 for the year ended January 31, 2012. For the period from October 29, 2010 through January 31, 2011, it was $-0-. Net cash used for financing activities from October 29, 2010 through July 31, 2012 was $71,800.

As of July 31, 2012, our total assets were $17,547 and our total liabilities were $22,877. As of January 31, 2012, our total assets were $56,808 and its total liabilities were $475 in accounts payable.

 The Company will be able to conduct its planned operations for a minimum of twelve months using currently available capital resources, regardless if 100%, 75%, 50% or 25% of the shares offered are sold.

Limited operating history; need for additional capital

There is no historical financial information about the Company upon which to base an evaluation of its performance. It is in start-up/development stage operations and has not generated any revenues. The Company cannot guarantee it will be successful in its business operations. Its business is subject to risks inherent in the establishment of a new business enterprise, including limited financial and managerial resources, lack of managerial experience and possible cost overruns due to price and cost increases in services and products.

There is no assurance that future financing will be available to the Company on acceptable terms or at all. If financing is not available on satisfactory terms, it may be unable to continue, develop or expand its operations. Equity financing could result in additional dilution to existing stockholders. Currently, the company can continue planned operations for nine months by using its current cash resources if none of the shares in this offering are sold and no additional capital is provided to the company.

Off-Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Revenue Recognition

The Company records revenue on the accrual basis when all goods and services have been performed and delivered, the amounts are readily determinable, and collection is reasonably assured.  The Company has not generated any revenue since its inception.

32

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING

AND FINANCIAL DISCLOSURE

None.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors of the Company are elected by the stockholders to a term of one year and serve until their successors are elected and qualified. Officers of the Company are appointed by the Board of Directors to a term of one year and serve until their successors are duly appointed and qualified, or until the officer is removed from office. The Board of Directors has no nominating, auditing or compensation committees.

The name, address, age and position of the company officer and director is set forth below:

Name and Address	Age	Position(s)
Glenda Dowie	55	Director, President,
12447 56 Street		Chief Executive Officer
Edmonton, AB T5W 5E9

Joseph Gagnon	54	Director, Secretary
8400 Surprise Valley		Chief Technology Officer
Comptche, CA 95427

Carl Hussey	61	Director, Treasurer,
214 Athlone Drive		Chief Financial Officer
Winnipeg, MB R3J 3L7

The persons named above have held the offices/positions since the inception of the Company and are expected to hold said offices/positions until the next annual meeting of our stockholders. The persons named above are the company’s only officers, directors, promoters and control persons. Below is the business experience of each above listed individual during at least the last five years:

Background Information about Our Officers and Directors

Glenda Dowie has been President, Chief Executive Officer and a Director of the Company since inception. She is a full-time equities trader. She is the President and Founder of the stock trading site TraderZone.com and its affiliated newsletter-inspired BuyZoneReview.com. For the past nine years, she has focused her energy and talents on stock trading indicators, refining her methodology for active trading and developing formulas that capture market momentum. During the past five years, Ms. Dowie has worked for two companies that she owns: The TraderZone Corporation and MTM Research, Inc. Ms. Dowie is the manager and director of TraderZone, and is the sole owner of MTM Research, Inc. Ms. Dowie has shared her experience through Published Articles on Investopedia as well as her published book entitled “6 Steps to Buying a Winning Stock” .

Joseph Gagnon has been Secretary, Chief Technology Officer and a Director of the Company since inception. From 1997 to 2011 Mr. Gagnon was the Owner of JJG Consulting providing computer software consulting services. From February 2006 to 2011 Mr. Gagnon was a Java programmer with Branagh Information Group, a privately held computer networking company. Mr. Gagnon co-founded Abacus Concepts in 1984. With two MacUser Eddies, six MacWorld World Class awards and a 60% market share world-wide, Abacus was a leader of Macintosh Statistical Analysis and a significant player in the Win32 world. Mr. Gagnon served as Chief Technology Officer and served on the Board of Directors. His technical responsibilities were the user interface design, software architecture and implementation of the StatView product line. Mr. Gagnon left Abacus in 1997 when the business was sold to SAS Institute. Mr. Gagnon obtained a BS in Computer Science in 1981 from the University of Wisconsin-Madison.

33

Carl Hussey has been Treasurer, Chief Financial Officer and a Director of the Company since inception. From January 2006 to the present Mr. Hussey has been the Owner of CH Strategic Management Group, providing management consulting to a broad range of companies. From June 2004 to August 2005 Mr. Hussey was the Chief Logistics Officer UNDOF at the United Nations. He was responsible for logistics for United Nations in UNDOF situated on Israel, Lebanon and Syria borders maintaining the disputed area of separation between the countries. From July 1999 to June 2004 he was a Comptroller for the Canadian Air Division of the Canadian Forces. Prior to this position he headed the Review and Audit Services within the Corporate Services Directorate of 1 Canadian Air Division. Mr. Hussey attended the University of New Brunswick.

Corporate Governance

The Company does not have a compensation committee and it does not have an audit committee financial expert. It does not have a compensation committee because its Board of Directors consists of only three directors and there is no compensation at this time. There is no independent audit committee financial expert because it is believed the cost related to retaining a financial expert at this time is prohibitive in the circumstances of the Company. Further, because there are only development stage operations occurring at the present time, it is believed the services of a financial expert are not warranted.

Conflicts of Interest

The Company does not currently foresee any conflict of interest.

EXECUTIVE COMPENSATION

Currently, the company directors receive no compensation for their services during the development stage of its business operations. They are reimbursed for any out-of-pocket expenses that they incur on its behalf.

Currently, two of the company officers, Ms. Dowie and Mr. Hussey receive no compensation for their services during the development stage of its business operations. Mr. Gagnon, the Chief Technology Officer, is paid $2,500 per month for services writing technical documents while awaiting full funding. In the future, the Company may approve payment of salaries for officers and directors. The Company also does not currently offer or have any benefits, such as health or life insurance, available to its employees.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non- Equity Incentive Plan Compensation	Change in Pension Value and Non- qualified Deferred Compensation Earnings	All Other Compensation	Total

Glenda Dowie, President,	2011	0	0	0	0	0	0	0	0
CEO, Director	2010	0	0	0	0	0	0	0	0

Joseph Gagnon,	2011	0	0	0	0	0	0	0	0
Secretary, Director	2010	0	0	0	0	0	0	0	0

Carl Hussey, Treasurer,	2011	0	0	0	0	0	0	0	0
CFO, Director	2010	0	0	0	0	0	0	0	0

34

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
Option Awards								Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Glenda Dowie	1,000,000	0	0	$0.10	31/Jan/2017	0	0	0	0

Joseph Gagnon	1,000,000	0	0	$0.10	31/Jan/2017	0	0	0	0

Carl Hussey	250,000	0	0	$0.10	31/Jan/2017	0	0	0	0

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Glenda Dowie	0	0	0	0	0	0	0

Joseph Gagnon	0	0	0	0	0	0	0

Carl Hussey	0	0	0	0	0	0	0

Option Grants. No option grants have been exercised by the executive officers named in the Summary Compensation Table.

35

Aggregated Option Exercises and Fiscal Year-End Option Value. There have been no stock options exercised by the executive officers named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards. There have been no awards made to a named executive officers in the last completed fiscal year under any LTIP.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, our director in such capacity.

Employment Agreements

The Company entered into an Executive Employment Agreement wth Joseph J. Gagnon on February 3, 2012. The basic terms of the agreement commenced February 1, 2012 and end January 31, 2013 unless extended by both parties for additional one year terms. The Company will pay Mr. Gagnon $2,500 per month for his services as Chief Technology Officer. The salary may be increased from time to time by action of the Board of Directors. As of June 15, 2012, the Company and Mr. Gagnon have agreed to a temporary leave of absence from his employment agreement and a suspension of all duties and payment obligations of both Parties under the Agreement for a period of six months. The Company and Mr. Gagnon shall have no obligations under the agreement from June 15, 2012 until December 15, 2012, and the agreement is deemed suspended in its entirety until December 15, 2012.

2012 Equity Incentive Plan

As of January 31, 2012, the Company assumed the 2012 Equity Incentive Plan (the “Plan”) of APT Systems, Inc.(“APT”), as approved by APT board of directors and stockholders. The purpose of the Plan is to enable the Company to offer its employees, officers, directors, consultants and others whose past, present and/or potential contributions to the Company have been, are or will be important to the success of the Company, an opportunity to acquire a proprietary interest in the Company. A total of 5,500,000 shares of common stock are eligible for issuance under the Plan. The Plan will be administered by the Board, or, at the Board's discretion, a committee of the Board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by the Company directors, officers and key employees, individually and as a group, and the present owners of 5% or more of its total outstanding shares. The table also reflects what the percentage of ownership will be assuming completion of the sale of all shares in this offering, which cannot be guaranteed The stockholders listed below have direct ownership of their shares and possesses sole voting and dispositive power with respect to the shares.

	No. of	No. of	Number of Securities	Percentage
Name of	Shares	Shares	Underlying	of Ownership
Beneficial	Before	After	Options That Are	Before	After
Owner	Offering	Offering	Unexercised	Offering(1)(2)	Offering (1)(2)

Glenda Dowie	5,000,000	5,000,000	1,000,000	57.9%	51.8%
Joseph Gagnon	200,000	200,000	1,000,000	2.3%	2.2%
Carl Hussey	200,000	200,000	250,000	2.3%	2.2%

All Officers and Directors as a Group	5,400,000	5,400,000	2,250,000	62.5%	56.2%

Mark Anderson	500,000	500,000		5.8%	5.2%

(1)	All ownership is beneficial and of record, unless indicated otherwise.

36

(2)	The Beneficial owner has sole voting and investment power with respect to the shares shown

Future Sales by Principal Stockholders

A total of 5,400,000 shares have been issued to the company officers and directors and are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition. Any sale of these shares (after applicable restrictions expire) may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance. The principal stockholders do not have any plans to sell their shares at any time after this offering is complete.

TRANSACTIONS WITH RELATED PERSONS,

PROMOTERS AND CERTAIN CONTROL PERSONS

The Company is currently operating out of the premises of Ms. Dowie, an officer and director of the Company, on a rent-free basis for administrative purposes. There is no written agreement or other material terms or arrangements relating to said arrangement.

On October 31, 2011 the Company issued a total of 5,000,000 shares of common stock to Glenda Dowie, the President and Chief Executive Officer for cash at $0.001 per share for a total of $5,000.

On November 14, 2011 the Company issued a total of 200,000 shares of common stock to Carl Hussey, the Treasurer and Chief Financial Officer for cash at $0.005 per share for a total of $1,000.

On November 14, 2011 the Company issued a total of 200,000 shares of common stock to Joseph Gagnon, the Secretary and Chief Technology Officer for cash at $0.005 per share for a total of $1,000.

There are not currently any conflicts of interest by or among its current officers, directors, key employees or advisors. The Company has not yet formulated a policy for handling conflicts of interest; however, it intends to do so upon completion of this offering and, in any event, prior to hiring any additional employees.

INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it, is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We are not obligated to pay any of the expenses of any attorney or other advisor engaged by a selling stockholder.  We have not agreed to indemnify any selling stockholders against losses, claims, damages and liabilities, including liabilities under the Securities Act.

37

AVAILABLE INFORMATION

The Company has filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission (the “SEC”). Upon the effectiveness of this registration statement, we will become subject to the informational requirements of the Exchange Act and, in accordance therewith, will file all requisite reports, such as Forms 10-K, 10-Q and 8-K, proxy statements, under Sec.14 of the Exchange Act, and other information as required. Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street NE, Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the SEC’s Washington, D.C. office at prescribed rates. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at http://www.sec.gov. The Company will voluntarily provide electronic or paper copies of its filings with the SEC free of charge upon request.

FINANCIAL STATEMENTS

     The Company’s fiscal year end is January 31st. The Company will provide audited financial statements to its stockholders on an annual basis; the statements will be prepared and then will be audited by the independent PCAOB registered CPA firm PLS, CPA, A Professional Corporation. The consolidated financial statements of the Company, commencing on page F-1 are included with this prospectus. These financial statements have been prepared on the basis of accounting principals generally accepted in the United States and are expressed in US Dollars. The financial information presented is for the six months ended July 31, 2012, and the fiscal years ended January 31, 2012 and January 31, 2011.

38

APT SYSTEMS, INC.
(A Development-Stage Company)
Balance Sheets

	July 31, 2012	January 31, 2012
	(Unaudited)
ASSETS

Current Assets
Cash and cash equivalents	12,307	39,068
Prepaid expense	5,240	$17,740
Total current assets	$17,547	$56,808

LIABILITIES & STOCKHOLDERS' DEFICIT

Current Liabilities
Accounts payable	22,857	475
Loan from director	20	-
TOTAL LIABILITIES	$22,877	$475

STOCKHOLDERS' EQUITY

Preferred stock $0.001 par value, 10,000,000 shares authorized None issued as of July 31, 2012 and January 31,2012 respectively	-	-
Common stock $0.001 par value, 90,000,000 shares authorized 8,644,000 shares issued and outstanding as of July 31, 2012 and January 31, 2012 respectively.	8,644	8,644
Additional paid-in capital	63,156	63,156
Deficit accumulated during the development stage	(77,130)	(15,467)
TOTAL STOCKHOLDER'S EQUITY	(5,330)	56,333

TOTAL STOCKHOLDERS' DEFICIT

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	$17,547	$56,808

39

APT SYTEMS, INC
(A Development- Stage Company)
Statements of Operations
(Unaudited)

					Inception
	Six Months Ended	Three Months Ended	Six Months Ended	Three Months Ended	October 29, 2010 Through
	July 31, 2012	July 31, 2012	July 31,2011	July 31, 2011	July 31, 2012

Revenue
Revenue	$	$-	$-	$-	$-
Total Revenue		-			-

Operating Costs
Professional Fees	11,060	8,560	-	-	13,560
General and Administrative	50,610	12,254	-	-	63,577
Total Operating Costs	61,670	20,814	-	-	77,137

Net Income(Loss)	(61,670)	(20,814)	-	-	(77,137)

Other Income
Interest income	7	4	-	-	7
Total Other Income	7	4	-	-	7

Net Income(Loss)	$(61,663)	$(20,810)	$-	$-	$(77,130)

Basic earnings per share	$(0.00)	$(0.00)	$-	$-

Weighted average number of common shares outstanding basic and diluted	8,644,000	8,644,000	-	-

40

APT SYSTEMS, INC
(A Development Stage Company)
Statements of Cash Flows
(Unaudited)

			Inception
	Six Months	Six Months	(October 29, 2010)
	Ended	Ended	Through
	July 31, 2012	July 31, 2011	July 31, 2012

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(61,663)	$-	$(72,130)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Changes in operating assets and liabilities:
Increase(decrease) in Prepaid expenses	12,500	-	(5,240)
Increase(decrease) in accrued expenses	22,382	-	2,300

Net cash provided by (used in) operating activities	$(26,781)	$-	$(75,070)

CASH FLOWS FROM INVESTING ACTIVITIES

Net cash (used in) investing activities	-	-	-

CASH FLOWS FROM FINANCING ACTIVITIES

Loan from shareholder		-
Issuance of common stock for cash	-	-	71,800
Net cash provided by financing activities	-	-	71,800

Net change in cash and cash equivalents	(26,761)	-	12,307

Net increase in cash
Cash and cash equivalents at beginning of period	39,068	-	-
Cash and cash equivalents at end of period	$12,307	$-	$12,307

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for :

Interest	$-	$-	$-

Income Taxes	$-	$-	$

41

APT SYSTEMS, INC
(A Development- Stage Company)
Statements of Stockholders' Equity
Period from October 29, 2010 (inception) through July 31, 2012

				Deficit
				Accumulated
			Additional	During
	Common	Stock	Paid-in	Development
	Shares	Amount	Capital	Stage	Total

Balance, October 29, 2010 (inception)	-	-	-	-	-

Net loss for the period ended January 31, 2011				(280)	(280)
Balance January 31, 2011	-	$-	$-	$(280)	$(280)

Common stock issued for cash	8,644,000	8,644	63,156		71,800

Net loss for the year ended January 31, 2012				(15,187)	(15,187)
Balance January 31, 2012	8,644,000	$8,644	$63,156	$(15,467)	$56,333

Net loss for the period ending July 31, 2012				(61,663)	(61,663)
Balance July 31, 2012 (Unaudited)	8,644,000	8,644	63,156	(77,130)	(5,330)

42

APT SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

(A Development Stage Company)

July 31,2012

1. NATURE OF OPERATIONS

APT Systems, Inc. (“The Company”) was incorporated in the State of Delaware on October 29, 2010 to engage in the creation of innovative stock trading platforms and visualization solutions for the financial markets. The Company is in the development stage with no revenues and a limited operating history.

Going Concern Consideration

These financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company anticipates future losses in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand, loans from directors and/or issuance of common shares.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Company’s year -end is January 31.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturity of three months or less to be cash equivalents.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires that management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Foreign Currency Translation

The financial statements are presented in United States dollars. In accordance with ASC 830, “Foreign Currency Matters”, foreign denominated monetary assets and liabilities are translated into their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Revenue and expenses are translated at average rates of exchange during the year. Gains or losses resulting from foreign currency transactions are included in results of operations.

Development Stage Company

The Company complies with Financial Accounting Standards Codification (“ASC”) 915 and Securities and Exchange Commission Act Guide 7 for its characterization of the Company as development stage enterprise.

43

APT SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

(A Development Stage Company)

July 31, 2012

Financial Instrument

Fair value measurements are determined based on the assumptions that market participants would use in pricing an asset or liability.  ASC 820-10 establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. FASB ASC 820 establishes a fair value hierarchy that prioritizes the use of inputs used in valuation methodologies into the following three levels:

Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets. A quoted price in an active market provides the most reliable evidence of fair value and must be used to measure fair value whenever available.

Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3: Significant unobservable inputs that reflect a reporting entity’s own assumptions about the assumptions that market participants would use in pricing an asset or liability. For example, level 3 inputs would relate to forecasts of future earnings and cash flows used in a discounted future cash flows method.

The recorded amounts of financial instruments, including cash equivalents and accounts payable, approximate their market values as of July 31, 2012.

Income Taxes

The Company follows the accrual method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences). The effect on the deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. At July 31, 2012, a full deferred tax asset valuation allowance has been provided and no deferred tax asset has been recorded.

Basic and Diluted Net Income (Loss) per Share

The Company computes net income (loss) per share in accordance with ASC 260, "Earnings per Share" which requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible preferred stock, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive.

44

APT SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

(A Development Stage Company)

July 31, 2012

Recent Accounting Pronouncements

In February 2010, the FASB issued ASU No. 2010-09, which is included in the Codification under ASC 855, SUBSEQUENT EVENTS (“ASC 855”). This update removes the requirement for an SEC filer to disclose the date through which subsequent events have been evaluated and become effective for interim and annual reporting periods beginning January 1, 2010. The adoption of this guidance did not have a material impact on the Company’s financial statements.

In January 2010, the FASB issued ASU No. 2010-06, which is included in the Codification under ASC 820, FAIR VALUE MEASUREMENTS AND DISCLOSURES (“ASC 820”). This update requires the disclosure of transfers between the observable input categories and activity in the unobservable input category for fair value measurements. The guidance also requires disclosures about the inputs and valuation techniques used to measure fair value and become effective for interim and annual reporting periods beginning January 1, 2010. The adoption of this guidance did not have a material impact on the Company’s financial statements.

The Company does not expect the adoption of recently issued accounting pronouncements to have any significant impact on the Company’s results of operations, financial position or cash flow.

As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

3. RELATED PARTY TRANSACTIONS

The President of the Company provides management and office premises to the Company for no compensation.

The Company entered into an Executive Employment Agreement with Joseph J. Gagnon on February 3, 2012.The basic terms of the agreement commenced on February 1, 2012 and ends January 31, 2013. Unless extended by both parties for additional one year terms. The Company will pay Mr. Gagnon $2,500 per month for his services as Chief Executive Officer writing technical documents while the Company waiting for full funding.

As of July 31, 2012, $10,000 was paid.

45

APT SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

(A Development Stage Company)

July 31, 2012

4. COMMON SHARES

a)	In October 2011, the Company authorized the issue of 5,000,000 common shares of the Company at par value of $0.001 to Glenda Dowie, the President and Chief Executive Officer of the Company, for net cash proceeds of $5,000...

b)	In October 2011, the Company authorized the issue of 500,000 common shares of the Company at par value of $0.001 per share to an investor, for net cash proceeds of $500.

c)	In November 2011, the Company authorized the issue of 200,000 common shares of the Company at $0.005 per share to Carl Hussey, the Treasurer and Chief Financial Officer of the Company, for net cash proceeds of $1,000.

d)	In November 2011, the Company authorized the issue of 200,000 common shares of the Company at $0.005 per share to Joseph Gagnon, the Secretary and Chief Technology Officer of the Company, for net cash proceeds of $1,000.

e)	In November 2011, the Company authorized the issue of 1,604,000 common shares of the Company at $0.005 per share to various investors for net cash proceeds of $8,020.

f)	In December 2011, the Company authorized the issue of 962,000 common shares of the Company at $.04 per share to various investors for net cash proceeds of $38,480.

g)	In January of 2012, the Company authorized the issue of 178,000 common shares of the Company at $0.10 per share to various investors for net cash proceeds of $17,800.

At July 31, 2012 there are total of 8,644,000 common shares of the Company issued and outstanding.

46

APT SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

(A Development Stage Company)

July 31, 2012

5.	INCOME TAXES

The Company follows ASC 740. Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carry-forwards. No net provision for refundable Federal income tax has been made in the accompanying statement of loss because no recoverable taxes were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carry-forward has been recognized, as it is not deemed likely to be realized.

The provision for refundable federal income tax consists of the following for the periods ending:

	July 31, 2012	January 31, 2012
Federal income tax benefit attributed to:
Net operating loss	26,224	5,164
Valuation	(26,224)	(5,164)
Net benefit	-	-

The cumulative tax effect at the expected rate of 34% of significant  items comprising our net deferred tax amount is as follows:

	July 31, 2012	January 31, 2012
Deferred tax attributed:
Net operating loss carryover	26,224	5,164
Less: change in valuation allowance	(26,224)	(5,164)
Net deferred tax asset	-	-

At July 31, 2012, the Company had an unused net operating loss carry-forward approximating $77,130 that is available to offset future taxable income; the loss carry-forward will start to expire in 2030.

6. SUBSEQUENT EVENTS

In accordance with ASC 855, Subsequent Events, the Company has evaluated subsequent events through September 12, 2012, the date of available issuance of these audited financial statements. During this period, the Company did not have any material recognizable subsequent events.

47

PLS CPA, A PROFESSIONAL CORP.

t 4725 MERCURY STREET #210 t SAN DIEGO t CALIFORNIA 92111t

t TELEPHONE (858)722-5953 t FAX (858) 761-0341 t FAX (858) 433-2979

t E-MAIL changgpark@gmail.com t

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

APT Systems, Inc.

We have audited the accompanying balance sheets of APT Systems, Inc. (A Development Stage “Company”) as of January 31, 2012 and 2011 and the related statements of operations, changes in shareholders’ equity and cash flows for the years ended January 31, 2012 and 2011, and period from October 29, 2010 (inception) to January 31, 2012. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of APT system, Inc. as of January 31, 2012 and 2011, and the result of its operations and its cash flows for the period from October 29, 2010 (inception) to January 31, 2012 in conformity with U.S. generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s losses from operations raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/PLS CPA
PLS CPA, A Professional Corp.

April 13, 2012
San Diego, CA. 92111

48

APT SYSTEMS, INC.

(A Development-Stage Company)

Balance Sheets

	January 31, 2012	January 31,2011

ASSETS
Current Assets
Cash and cash equivalents	39,068	-
Prepaid expense	17,740	-
Total current assets	$56,808	$-

LIABILITIES & STOCKHOLDERS' DEFICIT

Current Liabilities
Accounts payable	475	280
TOTAL LIABILITIES	$475	$280

STOCKHOLDERS' EQUITY (DEFICIT)

Preferred stock $0.001 par value, 10,000,000 shares authorized
None issued as of January 31, 2012
Common stock $0.001 par value, 90,000,000 shares authorized		-

8,644,000 shares issued and outstanding as of January 31, 2012	8,644	-
Additional paid-in capital	63,156	-
Deficit accumulated during development stage	(15,467)	(280)
TOTAL STOCKHOLDERS'EQUITY ( DEFICIT)	56,333	(280)

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)	$56,808	$(280)

The accompanying footnotes are an integral part of these financial statements.

49

APT SYTEMS, INC

(A Development- Stage Company)

Statements of Operations

		Inception	Inception
		October 29, 2010	October 29, 2010
	Year Ended	Through	Through
	January 31, 2012	January 31, 2011	January 31, 2012

Revenue
Revenue	$-	$-	$-
Total Revenue	-	-	-

Operating Costs
Professional Fee	2,500	-	2,500
General and Administrative	12,687	280	12,967
Total Operating Costs	15,187	280	15,467

Net Income(Loss)	(15,187)	(280)	(15,467)

Basic earnings per share	$(0.00)	$(0.00)

Weighted average number of common shares outstanding basic and diluted	1,980,412	0

The accompanying footnotes are an integral part of these financial statements.

50

APT SYSTEMS, INC

(A Development- Stage Company)

Statements of Stockholders' Equity

Period from October 29, 2010 (inception) through January 31, 2012

				Deficit
				Accumulated
			Additional	During
	Common	Stock	Paid-in	Development
	Shares	Amount	Capital	Stage	Total

Balance, October 29, 2010 (inception)	-	-	-	-	-

Net loss for the period ended January 31, 2011				(280)	(280)
Balance January 31, 2011	-	$-	$-	$(280)	$(280)

Common stock issued for cash	8,644,000	8,644	63,156		71,800

Net loss for the year ended January 31, 2012				(15,187)	(15,187)
Balance January 31, 2012	8,644,000	$8,644	$63,156	$(15,467)	$56,333

The accompanying footnotes are an integral part of these financial statements.

51

APT SYTEMS, INC (A Development Stage Company) Statements of Cash Flows

		Inception	Inception
		(October 29, 2010)	(October 29, 2010)
	Year Ended	Through	Through
	January 31, 2012	January 31, 2011	January 31, 2012

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(15,187)	$(280)	$(15,467)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Changes in operating assets and liabilities:
Increase(decrease) in Prepaid expenses	(17,740)	-	(17,740)
Increase(decrease) in accrued expenses	195	280	475

Net cash provided by (used in) operating activities	$(32,732)	$-	$(32,732)

CASH FLOWS FROM INVESTING ACTIVITIES

Net cash (used in) investing activities	-	-	-
CASH FLOWS FROM FINANCING ACTIVITIES

Loan from shareholder	-	-	-
Issuance of common stock for cash	71,800	-	71,800
Net cash provided by financing activities	71,800	-	71,800

Net change in cash and cash equivalents	39,068	-	39,068

Cash and cash equivalents at beginning of period	-		-
Cash and cash equivalents at end of period	$39,068	$-	$39,068

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for :
Interest	$-	$-	$-
Income Taxes	$-	$-	$-

The accompanying footnotes are an integral part of these financial statements.

52

M APT SYSTEMS, INC. NOTES TO FINANCIAL STATEMENTS (A Development Stage Company) January 31, 2012 and 2011

1. NATURE OF OPERATIONS

APT Systems, Inc. (“The Company”) was incorporated in the State of Delaware on October 29, 2010 to engage in the creation of innovative stock trading platforms and visualization solutions for the financial markets. The Company is in the development stage with no revenues and a limited operating history.

Going Concern Consideration

These financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company anticipates future losses in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand, loans from directors and/or issuance of common shares.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Company’s year -end is January 31.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturity of three months or less to be cash equivalents.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires that management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

53

Foreign Currency Translation

The financial statements are presented in United States dollars. In accordance with ASC 830, “Foreign Currency Matters”, foreign denominated monetary assets and liabilities are translated into their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Revenue and expenses are translated at average rates of exchange during the year. Gains or losses resulting from foreign currency transactions are included in results of operations.

Development Stage Company

The Company complies with Financial Accounting Standards Codification (“ASC”) 915 and Securities and Exchange Commission Act Guide 7 for its characterization of the Company as development stage enterprise.

Financial Instrument

Fair value measurements are determined based on the assumptions that market participants would use in pricing an asset or liability.  ASC 820-10 establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. FASB ASC 820 establishes a fair value hierarchy that prioritizes the use of inputs used in valuation methodologies into the following three levels:

Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets. A quoted price in an active market provides the most reliable evidence of fair value and must be used to measure fair value whenever available.

Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3: Significant unobservable inputs that reflect a reporting entity’s own assumptions about the assumptions that market participants would use in pricing an asset or liability. For example, level 3 inputs would relate to forecasts of future earnings and cash flows used in a discounted future cash flows method.

The recorded amounts of financial instruments, including cash equivalents and accounts payable, approximate their market values as of January 31, 2012 and 2011.

Income Taxes

The Company follows the accrual method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences). The effect on the deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. At January 31, 2012, a full deferred tax asset valuation allowance has been provided and no deferred tax asset has been recorded.

54

Basic and Diluted Net Income (Loss) per Share

The Company computes net income (loss) per share in accordance with ASC 260, "Earnings per Share" which requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible preferred stock, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive.

Recent Accounting Pronouncements

In February 2010, the FASB issued ASU No. 2010-09, which is included in the Codification under ASC 855, SUBSEQUENT EVENTS (“ASC 855”). This update removes the requirement for an SEC filer to disclose the date through which subsequent events have been evaluated and become effective for interim and annual reporting periods beginning January 1, 2010. The adoption of this guidance did not have a material impact on the Company’s financial statements.

In January 2010, the FASB issued ASU No. 2010-06, which is included in the Codification under ASC 820, FAIR VALUE MEASUREMENTS AND DISCLOSURES (“ASC 820”). This update requires the disclosure of transfers between the observable input categories and activity in the unobservable input category for fair value measurements. The guidance also requires disclosures about the inputs and valuation techniques used to measure fair value and become effective for interim and annual reporting periods beginning January 1, 2010. The adoption of this guidance did not have a material impact on the Company’s financial statements.

The Company does not expect the adoption of recently issued accounting pronouncements to have any significant impact on the Company’s results of operations, financial position or cash flow.

As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

3. RELATED PARTY TRANSACTIONS

The President of the Company provides management and office premises to the Company for no compensation.

The Company entered into an Executive Employment Agreement with Joseph J. Gagnon on February 3, 2012.The basic terms of the agreement commenced on February 1, 2012 and ends January 31, 2013. Unless extended by both parties for additional one year terms. The Company will pay Mr. Gagnon $2,500 per month for his services as Chief Executive Officer writing technical documents while the Company waiting for full funding. The Company and Mr. Gagnon agreed on June 15, 2012 to a six month leave of absence as it relates to his duties and the payment obligations of the Company under the Agreement.

55

4. COMMON SHARES

h)	In October 2011, the Company authorized the issue of 5,000,000 common shares of the Company at par value of $0.001 to Glenda Dowie, the President and Chief Executive Officer of the Company, for net cash proceeds of $5,000...

i)	In October 2011, the Company authorized the issue of 500,000 common shares of the Company at par value of $0.001 per share to an investor, for net cash proceeds of $500.

j)	In November 2011, the Company authorized the issue of 200,000 common shares of the Company at $0.005 per share to Carl Hussey, the Treasurer and Chief Financial Officer of the Company, for net cash proceeds of $1,000.

k)	In November 2011, the Company authorized the issue of 200,000 common shares of the Company at $0.005 per share to Joseph Gagnon, the Secretary and Chief Technology Officer of the Company, for net cash proceeds of $1,000.

l)	In November 2011, the Company authorized the issue of 1,604,000 common shares of the Company at $0.005 per share to various investors for net cash proceeds of $8,020.

m)	In December 2011, the Company authorized the issue of 962,000 common shares of the Company at $.04 per share to various investors for net cash proceeds of $38,480.

n)	In January of 2012, the Company authorized the issue of 178,000 common shares of the Company at $0.10 per share to various investors for net cash proceeds of $17,800.

At January 31, 2012 there are total of 8,644,000 common shares of the Company issued and outstanding.

5.	INCOME TAXES

The Company follows ASC 740. Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carry-forwards. No net provision for refundable Federal income tax has been made in the accompanying statement of loss because no recoverable taxes were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carry-forward has been recognized, as it is not deemed likely to be realized.

The provision for refundable federal income tax consists of the following for the periods ending:

	Jan 31, 2012	Jan 31, 2011

Federal income tax benefit attributed to:
Net operating loss	5,164	95
Valuation allowance	(5,164)	(95)
Net benefit	-	-

56

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

	Jan 31, 2012	Jan 31, 2011
Deferred tax attributed:
Net operating loss carryover	5,164	95
Less change in valuation allowance	(5,164)	(95)
Net deferred tax asset	-	-

At January 31, 2012, the Company had an unused net operating loss carry-forward approximating $15,467 that is available to offset future taxable income; the loss carry-forward will start to expire in 2030.

6.	SUBSEQUENT EVENTS

In accordance with ASC 855, Subsequent Events, the Company has evaluated subsequent events through April 13, 2012, the date of available issuance of these audited financial statements. During this period, the Company did not have any material recognizable subsequent events.

Dealer Prospectus Delivery Obligation

“Until the date that is 180 days after the effective date of this Prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.”

57

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other expenses of issuance and distribution.

Expenses incurred or expected relating to this Prospectus and distribution, all of which the Company will pay, are as follows:

SEC Fee	$49.00
Legal and Professional Fees	$3,300.00
Accounting and auditing	$5,200.00
EDGAR Fees	$250.00
Transfer Agent fees	$750.00
Misc and Bank Charges	$51.00

TOTAL	$9,600.00

Item 14. Indemnification of directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

Pursuant to the Company’s Articles of Incorporation, No director shall have personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this Article not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware Code (iv) for any transaction from which the director derived an improper personal benefit.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it, is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15. Recent sales of unregistered securities.

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On November 1, 2011 the Company issued a total of 5,000,000 shares of common stock to Glenda Dowie, our President and Chief Executive Officer for cash at $0.001 per share for a total of $5,000.

On November 1, 2011 the Company issued a total of 500,000 shares of common stock to Mark Anderson, an unaffiliated shareholder for cash at $0.001 per share for a total of $500.

On November 14, 2011 the Company issued a total of 200,000 shares of common stock to Carl Hussey, our Treasurer and Chief Financial Officer for cash at $0.005 per share for a total of $1,000.

58

On November 14, 2011 the Company issued a total of 200,000 shares of common stock to Joseph Gagnon, our Secretary and Chief Technology Officer for cash at $0.005 per share for a total of $1,000.

On December 7, 2011 the Company issued a total of 1,604,000 shares of common stock to 19 unaffiliated shareholders for cash at $0.005 per share for a total of $8,020.

On January 14, 2012 the Company issued a total of 962,000 shares of common stock to 15 unaffiliated shareholders for cash at $0.04 per share for a total of $38,480.

On January 31, 2012 the Company issued a total of 178,000 shares of common stock to 9 unaffiliated shareholders for cash at $0.10 per share for a total of $17,300.

These securities were issued in reliance upon an exemption provided by Regulation S promulgated under the Securities Act of 1933. The certificates for these securities were issued to a non-US resident and bear a restrictive legend.

Item 16. Exhibits.

The following exhibits are included with this registration statement:

Exhibit
Number	Description
5.1	Opinion of Kenneth Bart, Bart and Associates LLC
10.2	First Amendment to Executive Employment Agreement with J. Gagnon
23.1	Consent of PLS, CPA, A Professional Corporation for use of its Audited Report

Item 17. Undertakings.

 (A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

59

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(C) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

60

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Edmonton, Alberta, Canada on October 15, 2012.

APT Systems, Inc.

By: /s/ Glenda Dowie

Glenda Dowie, President and Chief Executive Officer

By: /s/ Joseph Gagnon

Joseph Gagnon, Secretary and Chief Financial Officer

By: /s/ Carl Hussey

Carl Hussey, Treasurer and Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Glenda Dowie	President, Chief Executive Officer and Director	October 15, 2012
Glenda Dowie	Title	Date

/s/ Joseph Gagnon	Secretary, Chief Financial Officer and Director	October 15, 2012
Joseph Gagnon	Title	Date

/s/ Carl Hussey	Treasurer, Principal Accounting Officer and Director	October 15, 2012
Carl Hussey	Title	Date

61